Exhibit 2.11

Execution Version

STUDIO CITY COMPANY LIMITED,

as Company

THE GUARANTORS PARTIES HERETO,

7.00% SENIOR SECURED NOTES DUE 2027

INDENTURE

February 16, 2022

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Paying Agent, Registrar and Transfer Agent

and

THE OTHER PERSONS FROM TIME TO TIME PARTY HERETO

i

INDENTURE dated as of February 16, 2022 among Studio City Company Limited, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands with company number 1673603 (the “Company”), Studio City Investments Limited (the “Parent Guarantor”), and certain subsidiaries of the Parent Guarantor from time to time parties hereto (the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Registrar and Transfer Agent. On the Issue Date, each of the Security Agent and the Intercreditor Agent (as such terms defined below) will accede to this Indenture by delivering a duly and validly executed supplemental indenture substantially in the form of Exhibit E.

Each party agrees as follows for the benefit of each other and for the other parties hereto and for the equal and ratable benefit of the Holders (as defined herein) of the 7.00% Senior Secured Notes due 2027 (the “Notes”):

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that will be issued in a denomination equal (subject to a maximum denomination of US$500 million) to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09 hereof, as part of the same series as the Initial Notes; provided that any Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number than any previously issued Notes, but shall otherwise be treated as a single class with all other Notes issued under this Indenture.

“Additional Intercreditor Agreement” means any intercreditor agreement entered into in connection with the Incurrence of any Indebtedness that is permitted to share the Collateral or that is otherwise permitted to be incurred under this Indenture, by the Company, the relevant Guarantors, the Trustee, the Security Agent and the Intercreditor Agent (without the consent of Holders) on terms substantially similar to the Intercreditor Agreement (or on terms more favorable to the Holders) or an accession or amendment to or an amendment and restatement of the Intercreditor Agreement (which accession or amendment does not adversely affect the rights of the Holders).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, Transfer Agent or additional paying agents or transfer agents.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a)

the present value at such redemption date of (i) the redemption price of the Note at February 15, 2024 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through February 15, 2024 (excluding accrued but unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note, if greater,

as calculated by the Company or on behalf of the Company by such Person as the Company may engage. For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee, the Paying Agent, the Transfer Agent or the Registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Section 4.16 hereof and/or the provisions described in Section 5.01 hereof and not by the provisions of Section 4.10 hereof;

(2) the issuance of Equity Interests in any of the Restricted Subsidiaries of the Parent Guarantor or the sale of Equity Interests in any of the Parent Guarantor’s Subsidiaries; and

(3) any Event of Loss.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than US$5.0 million;

(2) a transfer of assets between or among the Parent Guarantor and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent Guarantor to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor;

(4) the sale, license, transfer, lease (including the right to use) or other disposal of products, services, rights, accounts receivable, undertakings, establishments or other current assets or cessation of any undertaking or establishment in the ordinary course of business (including pursuant to any shared services agreements (including the MSA), Revenue Sharing Agreement or any construction and development activities) and any sale or other disposition of damaged, worn-out, surplus or obsolete assets (or the dissolution of any Dormant Subsidiary) in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) any transfer, termination or unwinding or other disposition of Hedging Obligations in the ordinary course of business;

(7) a transaction covered under Section 5.01 or Section 4.16;

(8) the lease of, right to use or equivalent interest under Macau law on that portion of real property granted to Studio City Developments Limited pursuant to the applicable land concession granted by the government of the Macau SAR in connection with the development of the Phase II Project in accordance with such applicable land concession;

(9) a Restricted Payment that does not violate the provisions of Section 4.07 hereof or a Permitted Investment, and any other payment under the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA and any transactions or arrangements involving contractual rights under, pursuant to or in connection with the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA, including any amendments, modifications, supplements, extensions, replacements, terminations or renewals thereof;

(10) (i) the lease, sublease, license or right to use of any portion of the Property to persons who, either directly or through Affiliates of such persons, intend to develop, operate or manage gaming, hotel, nightclubs, bars, restaurants, malls, amusements, attractions, recreation, spa, pool, exercise or gym facilities, or entertainment facilities or venues or retail shops or venues or similar or related establishments or facilities within the Property and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements or other rights to use with respect to common area spaces and similar instruments benefiting such tenants of such lease, subleases licenses and rights to use generally and/or entered into connection with the Property (collectively, the “Venue Easements”); provided that no Venue Easements or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operation of the Property;

(11) the dedication of space or other dispositions of property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of the Property; provided, that in each case such dedication or other disposition is in furtherance of, and does not materially impair or interfere with the use or operations (or intended use or operations) of, the Property;

(12) the granting of easements, rights of way, rights of access and/or similar rights to any governmental authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to the Property, the real property held by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor or the public at large that would not reasonably be expected to interfere in any material respect with the construction, development or operation of the Property;

(13) the granting of a lease, right to use or equivalent interest to Melco Resorts Macau or Melco Resorts or any of its Affiliates for purposes of operating a gaming facility at Studio City, including under the Services and Right to Use Agreement and any related agreements, or any transactions or arrangements contemplated thereby;

(14) the grant of licenses to intellectual property rights to third Persons (other than Affiliates of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor) on an arm’s length basis in the ordinary course of business or to Melco Resorts Macau, Melco Resorts and its Affiliates in the ordinary course of business;

(15) any Compliance Sale;

(16) transfers, assignments or dispositions constituting an Incurrence of a Permitted Lien (but not the actual sale or other disposition of the property subject to such Lien); and

(17) any surrender or waiver of contractual rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business.

“Bankruptcy Law” means (i) the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors, (ii) the provisions of the Code of Civil Procedure of Macau that deal with the placement of a debtor into liquidation, the administration and disposal of its assets, the distribution of the proceeds thereof and the alternatives to such liquidation, or any laws of similar effect, and (iii) those laws included, principally within (but not limited to) the BVI Business Companies Act, 2004 (as amended) and the Insolvency Act, 2007 (as amended) concerning the solvency and insolvency of BVI companies.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance or capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with U.S. GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(2) demand deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any commercial bank organized under the laws of Macau, Hong Kong, a member state of the European Union or of the United States of America or any state thereof having capital and surplus in excess of US$500.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-3” or higher by Moody’s or “A-” or higher by S&P or the equivalent rating category or another internationally recognized rating agency;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 12 months after the date of acquisition; and

(5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) (other than Melco Resorts or a Related Party of Melco Resorts);

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor or the Company;

(3) the first day on which:

(A)

Melco Resorts ceases to own, directly or indirectly, (i) a majority, or (ii) if Melco Resorts is authorized by the relevant Gaming Authority or is otherwise permitted to hold less than 50.1% of Equity Interest in Studio City International, the greater of (x) such lesser percentage and (y) 35%, of the outstanding Equity Interests and/or Voting Stock of each of the Parent Guarantor and Studio City Holdings Five Limited (or any Person which becomes a “Golden Shareholder” and/or a “Preference Holder” under the Direct Agreement pursuant to the terms thereof, if any);

(B)	Melco Resorts ceases to own, directly or indirectly, at least 50.1% of the Equity Interest in Melco Resorts Macau (or another operator of the Studio City Casino); or

(C)

Melco Resorts ceases to have, directly or indirectly (through a Subsidiary), the power to nominate a number of directors on the Board of Directors of the Parent Guarantor who are entitled to cast a majority of the votes which may be cast at a meeting of the Board of Directors of the Parent Guarantor; or

(4) the first day on which the Parent Guarantor ceases to own, directly or indirectly (through a subsidiary), 100% of the outstanding Equity Interests and/or Voting Stock of the Company.

“Clearstream, Luxembourg” means Clearstream Banking société anonyme.

“Collateral” means the rights, property and assets securing the Notes and the Note Guarantees and any rights, property or assets in which a security interest has been or will be granted on the Issue Date or thereafter to secure the Obligations of the Company and the Guarantors under the Notes, the Note Guarantees and this Indenture.

“Common Collateral” means the Collateral other than the Credit-Specific Transaction Security.

“Company” means Studio City Company Limited, and any and all successors thereto.

“Condemnation” means any taking by a Governmental Authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:

(1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions actually paid in cash to, or the amount of loss actually funded in cash by, the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided, however, that Consolidated Net Income of the specified Person will be increased by the amount of dividends or similar contributions actually paid in cash (or to the extent converted into cash) to the specified Person or any of its Restricted Subsidiaries that is a Subsidiary Guarantor, to the extent not already included therein;

(3) the cumulative effect of a change in accounting principles will be excluded; and

(4) charges or expenses related to deferred financing fees and Indebtedness issuance costs, including related commissions, fees and expenses, premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off, extinguishment, repurchase, cancellation or forgiveness of Indebtedness will be excluded.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities), indentures or commercial paper facilities, in each case, with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other forms of Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time; provided that in no event shall such amendment, restatement, modification, renewable, refunding, replacement or refinancing result in the Parent Guarantor and its Restricted Subsidiaries not having any debt facilities which would have the effect of impairing any security interest over any of the assets comprising the Collateral for the benefit of the Holders (including the priority thereof).

“Credit Facilities Documents” means the collective reference to any Credit Facilities, any notes issued pursuant thereto and the guarantees thereof, and the collateral or other documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit-Specific Transaction Security” means:

(a) the Lien over the cash collateral account securing the term loan portion of the Senior Secured Credit Facilities; and

(b) the Lien over any interest accrual account or debt service reserve account established in connection with any pari passu Indebtedness.

“Custodian” means Deutsche Bank Trust Company Americas, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Documents” means the definitive documents in respect to the Secured Obligations as determined in accordance with the Intercreditor Agreement.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Direct Agreement” means the direct agreement dated November 26, 2013, in relation to (a) the Services and Right to Use Agreement and (b) the Reinvestment Agreement, as amended, restated, modified, supplemented, extended, replaced (whether upon or after termination or otherwise or whether with the original or other relevant parties) or renewed in whole or in part from time to time.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent Guarantor may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dormant Subsidiary” means a Restricted Subsidiary of the Parent Guarantor which does not trade (for itself or as agent for any other person) and does not own, legally or beneficially, assets (including, without limitation, Indebtedness owed to it) which in aggregate have a book value greater than US$100,000 and has no third-party recourse Indebtedness or intercompany Indebtedness with the Parent Guarantor or any other Restricted Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; plus

(6) Pre-Opening Expenses, to the extent such expense were deducted in computing; plus

(7) Consolidated Net Income; plus

(8) any goodwill or other intangible asset impairment charge; plus

(9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with U.S. GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent Guarantor will be added to Consolidated Net Income to compute EBITDA of the Parent Guarantor only to the extent that a corresponding amount was included in the calculation of Consolidated Net Income.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public sale or private issuance of Capital Stock (other than Disqualified Stock) of (1) the Parent Guarantor or (2) a direct or indirect parent of the Parent Guarantor to the extent the net proceeds from such issuance are contributed in cash to the common equity capital of the Parent Guarantor (in each case other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent Guarantor).

“Euroclear” means Euroclear Bank SA/NV.

“Event of Loss” means, with respect to the Company, Parent Guarantor, any Subsidiary Guarantor or any Restricted Subsidiary of the Parent Guarantor that is a Significant Subsidiary, any (1) Casualty, (2) Condemnation or seizure (other than pursuant to foreclosure) or (3) settlement in lieu of clause (2) above, in each case having a fair market value in excess of US$20.0 million.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds received by the Parent Guarantor subsequent to the Issue Date from:

(1) contributions to its common equity capital; and

(2) the issuance or sale (other than to a Subsidiary of the Parent Guarantor or to any Parent Guarantor or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) by the Parent Guarantor of shares of its Capital Stock (other than Disqualified Stock) or a share capital increase;

in each case, designated as Excluded Contributions on the date on which such Excluded Contributions were received pursuant to an Officer’s Certificate, and excluded from the calculation set forth in Section 4.07(a)(C)(ii) hereof.

“Excluded Subsidiary” means a Restricted Subsidiary of the Parent Guarantor which (a) is incorporated solely the purpose of complying with the requirements of the government of Macau in connection with the conduct of the Permitted Business by the Parent Guarantor and its Restricted Subsidiaries, and (b) does not own, legally or beneficially, assets (including, without limitation, Indebtedness owed to it) which in aggregate have a book value greater than US$100,000 and has no third-party recourse Indebtedness or intercompany Indebtedness with the Parent Guarantor or any other Restricted Subsidiary of the Parent Guarantor.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Parent Guarantor or the Company, as the case may be (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the EBITDA attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the Obligations giving rise to such Fixed Charges will not be Obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt discount (but not (i) debt issuance costs, commissions, fees and expenses or (ii) amortization of discount on the Intercompany Note Proceeds Loans (if any)), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than Indebtedness secured by a Lien of the type specified in clause (22) of the definition of “Permitted Liens”), whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with U.S. GAAP.

“Gaming Authorities” means the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Notes have, jurisdiction over the gaming activities (i) at the Studio City Casino, (ii) of Melco Resorts Macau (or any other operator of the Studio City Casino including Melco Resorts or any of its Affiliates) or (iii) of the Parent Guarantor or any of its Subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Notes be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treatises, resolutions, laws, regulations, instructions and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities, and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities (i) at the Studio City Casino, (ii) of Melco Resorts Macau (or any other operator of the Studio City Casino including Melco Resorts or any of its Affiliates); or (iii) of the Parent Guarantor or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Gaming Licenses” means any concession, subconcession, license, permit, franchise or other authorization at any time required under any Gaming Laws to own, lease, operate or otherwise conduct the gaming business (i) at the Studio City Casino or (ii) of Melco Resorts Macau.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), and with Section 2.06(d)(2) or Section 2.06(f) hereof.

“Governmental Authority” means the government of the Macau SAR or any other territory, nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means collectively, the Parent Guarantor and the Subsidiary Guarantors, and a “Guarantor” means any one of them.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, Capital Stock or other Obligation of any Person, to create, issue, assume, guarantee, incur (by conversion, exchange, or otherwise) or otherwise become liable in respect of such Indebtedness, Capital Stock or other Obligation or the recording, as required pursuant to U.S. GAAP or otherwise, of any such Indebtedness or other Obligation on the balance sheet of such Person. Indebtedness or Capital Stock otherwise Incurred by a Person before it becomes a Restricted Subsidiary of the Parent Guarantor shall be deemed to be Incurred at the time at which such Person becomes a Restricted Subsidiary of the Parent Guarantor. The accretion of original issue discount, the accrual of interest, the accrual of dividends, the payment of interest in the form of additional Indebtedness and the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock shall not be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with U.S. GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” will not include (i) any capital commitments, deposits or advances from customers or any contingent obligations to refund payments (including deposits) to customers (or any guarantee thereof), (ii) obligations of the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor to pay the deferred and unpaid purchase price of property or services due to suppliers of equipment or other assets (including parts thereof) not more than one year after such property is acquired or such services are completed and the amount of unpaid purchase price retained by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in connection with an acquisition of equipment or other assets (including parts thereof) pending full operation or contingent on certain conditions during a warranty period of such equipment or assets in accordance with the terms of the acquisition; provided that, in each case of clause (i) or (ii), such Indebtedness is not reflected as borrowings on the consolidated balance sheet of the Parent Guarantor (contingent obligations and commitments referred to in a footnote to financial statements and not otherwise reflected as borrowings on the balance sheet will not be deemed to be reflected on such balance sheet), or (iii) any lease of property which would be considered an operating lease under U.S. GAAP and any guarantee given by the Parent Guarantor or a Restricted Subsidiary in the ordinary course of business solely in connection with, or in respect of, the obligations of the Parent Guarantor or a Restricted Subsidiary under any operating lease.

The amount of Indebtedness of any Person at any time shall be the outstanding balance at such time of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with U.S. GAAP;

(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C) that the amount of or the principal amount of Indebtedness with respect to any Hedging Obligation shall be equal to the net amount payable if such Hedging Obligation terminated at or prior to that time due to a default by such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first US$350,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Deutsche Bank AG, Singapore Branch, Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, Industrial and Commercial Bank of China (Macau) Limited..

“Intercompany Note Proceeds Loans” means one or more intercompany loans, if any, between the Company or its Subsidiaries pursuant to which the Company on-lends to its Subsidiaries the net proceeds from the issuance of the Notes in accordance with the terms of the definitive documents with respect to the Notes, as amended from time to time, including in connection with any extension, additional issuance or refinancing thereof.

“Intercreditor Agent” means DB Trustees (Hong Kong) Limited, or its successors or assignees appointed pursuant to the Intercreditor Agreement.

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated as of February 7, 2022 (as may be further amended, restated, modified, supplemented, extended, replaced (whether upon or after termination or otherwise or whether with the original or other relevant parties) or renewed in whole or in part from time to time, which amended and restated the intecreditor agreement dated as of November 30, 2016.

“Investment Grade Status” shall apply at any time the Notes receive (i) a rating equal to or higher than BBB- (or the equivalent) from S&P and (ii) a rating equal to or higher than Baa3 (or the equivalent) from Moody’s.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP. If the Parent Guarantor or any Subsidiary of the Parent Guarantor sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Parent Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor, the Parent Guarantor will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent Guarantor’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Parent Guarantor or any Subsidiary of the Parent Guarantor of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the Notes (other than any Additional Notes) are originally issued.

“Land Concession” means the land concession by way of lease, for a period of 25 years, subject to renewal as of October 17, 2001 for a plot of land situated in Cotai, Macau, described with the Macau Immovable Property Registry under No. 23059 and registered in Studio City Developments Limited’s name under inscription no. 26642 of Book F, titled by Dispatch of the Secretary for Public Works and Transportation no. 100/2001 of October 9, 2001, published in the Macau Official Gazette no. 42 of October 17, 2001, as amended by Dispatch of the Secretary for Public Works and Transportation no. 31/2012 of July 19, 2012, published in the Macau Official Gazette no. 30 of July 25, 2012, and by Dispatch of Secretary for Public Works and Transportation no. 92/2015 of September 10, 2015, published in the Macau Official Gazette no. 38 of September 23, 2015 and including any other amendments from time to time to such land concession.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Hong Kong, Macau, the British Virgin Islands or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Majority Pari Passu Creditors” means creditors holding more than 50% of the Notes and certain pari passu Indebtedness, as determined in accordance with the Intercreditor Agreement.

“Majority Super Senior Creditors” means creditors holding more than 50% of the super senior credit participations under the Senior Secured Credit Facilities and, if any, other Credit Facilities, and certain designated super senior hedging, as determined in accordance with the Intercreditor Agreement.

“Measurement Date” means February 11, 2019.

“Melco Resorts” means Melco Resorts & Entertainment Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Melco Resorts Macau” means Melco Resorts (Macau) Limited, a Macau company.

“Melco Resorts Parties” means COD Resorts Limited, Altira Resorts Limited, Melco Resorts (Macau) Limited, MPEL Services Limited, Golden Future (Management Services) Limited, MPEL Properties (Macau) Limited, Melco Resorts Security Services Limited, Melco Resorts Travel Limited, MCE Transportation Limited, MCE Transportation Two Limited and any other Person which accedes to the MSA as a “Melco Resorts Party” pursuant to terms thereof; and a “Melco Resorts Party” means any of them.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“MSA” means the master services agreement dated December 21, 2015, including any work agreements entered into pursuant to the master services agreement, entered into between the Studio City Parties on the one part and the Melco Resorts Parties on the other part, as amended, modified, supplemented, extended, replaced or renewed from time to time, and any other master services agreement or equivalent agreement or contract, including any work agreements entered into pursuant to any such master services agreement, in each case entered into in connection with the conduct of Permitted Business and on terms that are no less favorable to the Company, the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in an arm’s length commercial transaction, as amended, modified, supplemented, extended, replaced or renewed from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with U.S. GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment, repurchase or cancellation of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Parent Guarantor or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Parent Guarantor nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in the case of (a) and (b), Indebtedness incurred pursuant to Section 4.09(b)(15) hereof; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Parent Guarantor or any of its Restricted Subsidiaries (other than to the Equity Interests of any Unrestricted Subsidiary).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and the Notes.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Document” means the Notes (including any Additional Notes), this Indenture, the Security Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated February 9, 2022 in respect of the Notes.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, Treasurer or Secretary of the Company or the Parent Guarantor, as the case may be, or any Directors of the Board or any Person acting in that capacity.

“Officer’s Certificate” means a certificate signed on behalf of the Company or the Parent Guarantor, as the case may be, by an Officer of the Company or the Parent Guarantor, as applicable, which meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company.

“Parent Guarantor” means Studio City Investments Limited.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, Luxembourg, a Person who has an account with the Depositary, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Permitted Business” means (1) any businesses, services or activities engaged in by the Parent Guarantor or any of its Restricted Subsidiaries on the Issue Date, including, without limitation, the construction, development and operation of the Property, (2) any gaming, hotel, accommodation, hospitality, transport, tourism, resort, food and beverage, retail, entertainment, cinema / cinematic venue, audio-visual production (including provision of sound stage, recording studio and similar facilities), performance, cultural or related business, development, project, undertaking or venture of any kind in the Macau SAR, and (3) any other businesses, services, activities or undertaking that are necessary for, supportive of, or connected, related, complementary, incidental, ancillary or similar to, any of the foregoing or are extensions or developments of any thereof (including in support of the businesses, services, activities and undertakings of the Melco Resorts group as a whole or any member thereof including through participation in shared and centralized services and activities).

“Permitted Investments” means:

(1) any Investment in the Company, the Parent Guarantor or in a Restricted Subsidiary of the Parent Guarantor;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in a Person, if as a result of such Investment:

(A)	such Person becomes a Restricted Subsidiary of the Parent Guarantor; or

(B)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees, officers, or directors made in the ordinary course of business of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in an aggregate principal amount not to exceed US$2.0 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Investments consisting of gaming credit extended to customers and junket operators in the ordinary course of business and consistent with applicable law and any Investments made or deemed to be made in connection with or through any transactions or arrangements involving contractual rights under, pursuant to or in connection with (i) the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA and (ii) any transaction or arrangements made pursuant to clause (10) of the definition of “Asset Sale”, including any amendments, modifications, supplements, extensions, replacements, terminations or renewals;

(11) advances to contractors and suppliers and accounts, trade and notes receivables created or acquired in the ordinary course of business;

(12) receivables owing to the Parent Guarantor or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(13) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(14) Investments in prepaid expenses, negotiable instruments held for collection, deposits made in connection with self-insurance, and performance and other similar deposits and prepayments made in connection with an acquisition of assets or property in the ordinary course of business by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor;

(15) deposits made by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in the ordinary course of business to comply with statutory or regulatory obligations (including land grants) to maintain deposits for the purposes specified by the applicable statute or regulation (including land grants) from time to time;

(16) any Investment consisting of a Guarantee permitted by Section 4.09 hereof and performance guarantees that do not constitute Indebtedness entered into by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in the ordinary course of business;

(17) to the extent constituting an Investment, licenses of intellectual property rights granted by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor in the ordinary course of business; provided, that such grant does not interfere in any material respect with the ordinary conduct of the business of such Person;

(18) Investments consisting of purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(19) Investments held by a Person that becomes a Restricted Subsidiary of the Parent Guarantor; provided, however, that such Investments were not acquired in contemplation of the acquisition of such Person;

(20) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(21) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens”;

(22) Investments (other than Permitted Investments) made with Excluded Contributions; provided, however, that any amount of Excluded Contributions made will not be included in the calculation of Section 4.07(a)(4)(C)(ii) hereof;

(23) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(24) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, not to exceed US$5.0 million.

“Permitted Land Concession Amendment” means any of the following:

(1)	any action or thing which results in, with respect to the Land Concession:

(i)	an increase of the gross floor construction area at the Site as permitted under Macau legal requirements; or

(ii)	any extension of the term of the Land Concession; or

(iii)	the removal of development or other obligations or terms; or

(iv)	the imposition of less onerous development or other obligations or terms than those set forth in the Land Concession; or

(v)	any extension of the date required for completion of development of the Site; or

(vi)

amendments to enable definitive registration of the Land Concession (or part thereof) in line with the works actually executed; provided that such amendments do not adversely affect the interests of the Holders; or

(2)	any amendment to the Land Concession:

(i)	required to permit development of the Site under formal phasing (where the Property will be comprised in one of such formal phases);

(ii)	required to permit separation of the Site into more than one autonomous land plot or lots (where the Property will be comprised in one of such land plots or lots);

(iii)	required to permit registration of strata title (pursuant to which the Property shall be comprised in one or more autonomous units to be created under strata title);

(iv)	required to permit separate and/or definitive registration of the part of the Land Concession comprising the Property separately from the remaining development of the Site;

(v)	required to permit independent termination of the part of the Land Concession relative to the Property from the termination of the remaining part;

(vi)	required to permit independent registration of the part of the Land Concession comprising the Property from the remaining part;

(vii)	required to permit the separate disposal of the rights resulting from the Land Concession relative to the Property from the remaining rights; or

(viii)	required to modify the purpose of the Land Concession to include casino, gaming or gaming related activities and operations;

provided that any such amendment (i) would not reasonably be expected to be adverse to the interests of the Holders, or (ii) is required by applicable Gaming Law; or

(3) any amendment to the purpose of the Land Concession relating to the rating of a hotel;

(4) any amendment which is of a mechanical or administrative nature or any amendment required by any Macau SAR Governmental Authority for which reasonable notice has been given (which does not, in any case, materially adversely affect the interests of the Holders); or

(5) any other amendment to the Land Concession that is not or would not reasonably be expected to be materially adverse to the interests of the Holders under this Indenture.

“Permitted Liens” means:

(1) Liens securing Indebtedness Incurred pursuant to of Section 4.09(b)(1) hereof;

(2) Liens created for the benefit of (or to secure) the Notes (including any Additional Notes) or the Note Guarantees;

(3) Liens in favor of the Company or the Guarantors;

(4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were not created in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Parent Guarantor or the Subsidiary;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6) Liens incurred or deposits made in the ordinary course of business in connection with workmen’s compensation or unemployment obligations or other obligations of a like nature, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness and directly related assets such as proceeds (including insurance proceeds), improvements, replacements and substitutions thereto;

(8) Liens existing on the Issue Date;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(10) Liens imposed by law, such as carriers, warehousemen’s, landlord’s, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be Incurred under this Indenture; provided, however, that:

(A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same assets or property securing such Hedging Obligations;

(14) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the money borrowed, (ii) relating to pooled deposit or sweep accounts of the Parent Guarantor or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business;

(15) Liens arising out of judgments against such Person not giving rise to an Event of Default, with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, provided that any reserve or other appropriate provision as shall be required in conformity with U.S. GAAP shall have been made therefor;

(16) Liens granted to the Trustee for its compensation and indemnities pursuant to this Indenture;

(17) Liens arising out of or in connection with licenses, sublicenses, leases (other than capital leases) and subleases (including rights to use) of assets (including, without limitation, intellectual property) entered into in the ordinary course of business;

(18) Liens upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any of its Restricted Subsidiaries securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(19) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangement for the sale of goods in the ordinary course of business;

(20) Liens arising under customary provisions limiting the disposition or distribution of assets or property or any related restrictions thereon in operating agreements, joint venture agreements, partnership agreements, contracts for sale and other agreements arising in the ordinary course of business; provided, that such Liens do not extend to any assets of the Parent Guarantor or any of its Restricted Subsidiaries other than the assets subject to such agreements or contracts;

(21) Liens on deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Liens on the Equity Interests of Unrestricted Subsidiaries;

(23) Liens created or Incurred under, pursuant to or in connection with the Services and Right to Use Agreement or the Reinvestment Agreement, including Liens on any revenues or receipts thereunder or any accounts created or maintained thereunder;

(24) limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Restricted Subsidiaries of the Parent Guarantor securing obligations of such joint ventures;

(25) [Reserved];

(26) Liens incurred in the ordinary course of business of the Parent Guarantor or any Subsidiary of the Parent Guarantor with respect to Obligations that do not exceed US$5.0 million at any one time outstanding; and

(27) Liens securing obligations under a debt service reserve account or interest reserve account (including all dividends, instruments, cash and Cash Equivalents and other property, as applicable, on deposit in such account) established for the benefit of creditors securing Indebtedness to the extent such debt service reserve account or interest reserve account is established in the ordinary course of business consistent with past practice.

Notwithstanding the foregoing, no Liens on the Common Collateral other than Liens of the type described in paragraphs (1), (2) (and any Permitted Refinancing Indebtedness in respect of Indebtedness secured pursuant to such paragraph (2)), (6), (9), (10), (11), (13), (14)(i), (14)(ii), (15), (16), (17), (18), (19), (20), (21) and (23) of this definition of “Permitted Liens” shall constitute Permitted Liens; provided that, with respect to Liens securing Indebtedness of the type described in paragraphs (1), (2) (and any Permitted Refinancing Indebtedness in respect of Indebtedness secured pursuant to such paragraph (2)), (13) (with respect to Hedging Obligations secured by the Common Collateral):

(i)

all the property and assets securing such Indebtedness (including, without limitation, the Common Collateral) also secure the Notes and the Note Guarantees on a senior or pari passu basis (other than (I) Liens of the type described in paragraph (27) of the definition of “Permitted Liens”, or (II) Liens securing any cash collateral arrangements established under the term loan portion of a Credit Facility Incurred pursuant to clause (1) of the definition of “Permitted Debt”);

(ii)

Indebtedness secured by Liens of the type described in paragraph (1) (only to the extent that such Indebtedness is Incurred under any revolving credit facility) or (13) (with respect to Hedging Obligations supporting Indebtedness of the type described in clauses (1) and (2) (and any Permitted Refinancing Indebtedness in respect of Indebtedness secured pursuant to clause (2)) of the definition of “Permitted Debt” in an aggregate amount outstanding at any time up to US$5.0 million) of the definition of “Permitted Liens” may receive priority as to enforcement proceeds from such Common Collateral; and

(iii)	the parties with respect to such Indebtedness will have entered into the Intercreditor Agreement (and/or an Additional Intercreditor Agreement) as “Secured Parties” (or the analogous term) thereunder.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, Incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes and the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is Incurred either by the Parent Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Phase I” means the approximately 477,110 gross square meter complex on the Site which contains retail, hotel, gaming, entertainment, food and beverage outlets and entertainment studios and other facilities.

“Phase II Project” means the development of the remainder of the Site, which is expected to include one or more types of Permitted Business and will be developed in accordance with the applicable governmental requirements regarding the Site.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects that are classified as pre-opening expenses on the applicable financial statements of the Parent Guarantor and its Restricted Subsidiaries for such period, prepared in accordance with U.S. GAAP.

“Primary Creditors” means the super senior creditors under the Senior Secured Credit Facilities and if any, other Credit Facilities, and certain designated hedging obligations and the pari passu creditors under the Notes and certain pari passu indebtedness and hedging obligations.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” means Phase I and the Phase II Project.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal (subject to a maximum denomination of US$500 million) to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Reinvestment Agreement” means the reimbursement agreement dated June 15, 2012, between Melco Resorts Macau and Studio City Entertainment Limited, as amended, restated, modified, supplemented, extended, replaced (whether upon or after termination or otherwise or whether with the original or other relevant parties) or renewed in whole or in part from time to time, including pursuant to the Direct Agreement.

“Related Party” means:

(1) any controlling stockholder, or majority-owned Subsidiary, or immediate family member (in the case of an individual) of Melco Resorts; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding at least 50.1% interest of which consist of Melco Resorts and/or such other Persons referred to in the immediately preceding clause (1).

“Relevant Agreements” means collectively, the Services and Right to Use Agreement, the Direct Agreement and the Reinvestment Agreement.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revenue Sharing Agreement” means any joint venture, development, management, operating or similar agreement or arrangement for the sharing of revenues, profits, losses, costs or expenses entered into in connection with developments or services complementary or ancillary to the Property in the ordinary course of business (including, for the avoidance of doubt, such agreements or arrangements reasonably necessary to conduct a Permitted Business) and on arms’ length terms.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” means all Obligations of and all other present and future liabilities and obligations at any time due, owing or incurred by the Company and the Guarantors and by each of them to any Secured Party under (or in connection with) the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the creditors of the Secured Obligations as determined in accordance with the Intercreditor Agreement.

“Security Agent” means Industrial and Commercial Bank of China (Macau) Limited, or its successors or assignees appointed pursuant to the applicable Security Documents and/or Intercreditor Agreement. For the avoidance of doubt, all references to the “Common Security Agent” in the Intercreditor Agreement, insofar as they are references to the Common Security Agent acting as security agent under this Indenture, are to the Security Agent.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Trustee and the Holders as contemplated by this Indenture including those listed on Exhibit G.

“Senior Secured Credit Facilities” means the senior secured credit facilities described in the section entitled “Description of Other Material Indebtedness—2021 Credit Facility” of the Offering Memorandum, among the Senior Secured Credit Facilities Borrower, the guarantors named therein, the Senior Secured Credit Facilities Lenders, and the agent for the Senior Secured Credit Facilities Lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such facilities may be amended, restated, modified, supplemented, extended, replaced (whether upon or after termination or otherwise or whether with the original or other relevant parties) or renewed in whole or in part from time to time.

“Senior Secured Credit Facilities Borrower” means the Company.

“Senior Secured Credit Facilities Finance Parties” means the Senior Secured Credit Facilities Lenders, the counterparties of any secured Hedging Obligations, and any other administrative parties that benefit from the collateral securing the Senior Secured Credit Facilities.

“Senior Secured Credit Facilities Lenders” means the financial institutions named as lenders under the Senior Secured Credit Facilities.

“Services and Right to Use Agreement” means the services and right to use agreement originally dated May 11, 2007 and as amended and restated on June 15, 2012, executed with Studio City Entertainment Limited (formerly named MSC Diversões, Limitada and New Cotai Entertainment (Macau) Limited), a wholly owned indirect subsidiary of the Company, as amended, restated, modified, supplemented, extended, replaced (whether upon or after termination or otherwise or whether with the original or other relevant parties) or renewed in whole or in part or renewed from time to time, including pursuant to the Direct Agreement.

“SGX-ST” means the Singapore Exchange Securities Trading Limited or its successor.

“Shareholder Subordinated Debt” means, collectively, any debt provided to the Parent Guarantor by any direct or indirect parent holding company of the Parent Guarantor (or Melco Resorts), in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Shareholder Subordinated Debt; provided that such Shareholder Subordinated Debt:

(1) does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Notes (other than through conversion or exchange of any such security or instrument for Equity Interests of the Parent Guarantor (other than Disqualified Stock) or for any other security or instrument meeting the requirements of the definition);

(2) does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the maturity of the Notes;

(3) does not (including upon the happening of any event) provide for the acceleration of its maturity nor confer on its shareholders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the maturity of the Notes;

(4) is not secured by a Lien on any assets of the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor and is not guaranteed by any Subsidiary of the Parent Guarantor;

(5) is subordinated in right of payment to the prior payment in full in cash of the Notes in the event of any default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Parent Guarantor;

(6) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Parent Guarantor or the Company with its obligations under the Notes, the related Note Guarantees and this Indenture;

(7) does not (including upon the happening of an event) constitute Voting Stock; and

(8) is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Capital Stock (other than Disqualified Stock) of the Parent Guarantor.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Site” means an approximately 130,789 square meter parcel of land in the reclaimed area between Taipa and Coloane Island (Cotai), Lotes G300, G310 and G400, registered with the Macau Real Estate Registry under no. 23059.

“Special Put Option Triggering Event” means:

(1) any event after which the Gaming License or other permits or authorizations as are necessary for the operation of the Studio City Casino in substantially the same manner and scope as operations are conducted at the Issue Date cease to be in full force and effect, for a period of ten consecutive days or more, and such event has a material adverse effect on the financial condition, business, properties, or results of operations of the Parent Guarantor and its Subsidiaries, taken as a whole;

(2) the termination, rescission, revocation or modification of any Gaming License which has had a material adverse effect on the financial condition, business, properties, or results of operations of the Parent Guarantor and its Subsidiaries, taken as a whole, excluding any termination or rescission resulting from or in connection with any renewal, tender or other process conducted by the government of Macau in connection with the granting or renewal of any Gaming License; provided that such renewal, tender or other process results in the granting or renewal of the relevant Gaming License; or

(3) the termination, rescission, revocation or modification of one or more of the Relevant Agreements which has had a material adverse effect on the financial condition, business, properties, or results of operations of the Parent Guarantor and its Subsidiaries, taken as a whole.

For the avoidance of doubt, subject to clause (3) of this definition, any changes necessary, as determined by the Issuer in good faith, to comply with the Gaming Laws as in effect from time to time shall not constitute a change of manner or scope for the purposes of clause (1) of this definition.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Studio City Casino” means any casino, gaming business or activities conducted at the Site.

“Studio City International” means, Studio City International Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Studio City Parties” means Studio City International, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Retail Services Limited, Studio City Developments Limited, Studio City Ventures Limited, Studio City Services Limited and any other Person which accedes to the MSA as a “Studio City Party” pursuant to terms thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to such Guarantor’s Obligations in respect of its Note Guarantee.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means each of Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Services Limited, Studio City Hotels Limited, SCP Holdings Limited, Studio City Hospitality and Services Limited, SCIP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Developments Limited and Studio City Retail Services Limited and Studio City (HK) Two Limited and (2) any other Subsidiary of the Parent Guarantor or the Company that provides a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Total Assets” means, as of any date, the consolidated total assets of the Parent Guarantor and its Restricted Subsidiaries in accordance with U.S. GAAP as shown on the most recent balance sheet of such Person.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2024; provided, however, that if the period from the redemption date to February 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Deutsche Bank Trust Company Americas until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor that is designated by the Board of Directors of the Parent Guarantor as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.12 hereof, is not party to any agreement, contract, arrangement or understanding with the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, the Parent Guarantor or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Guarantor or the Company;

(3) is a Person with respect to which neither the Parent Guarantor nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.13
“Affiliate Transaction”	4.12
“Asset Sale Excess Proceeds”	4.10
“Asset Sale Offer”	3.09
“Asset Sale Offer Amount”	3.09
“Asset Sale Offer Period”	3.09
“Asset Sale Purchase Date”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Compliance Sale”	4.11
“Compliance Sale Excess Proceeds”	4.10
“Compliance Sale Offer”	3.13
“Compliance Sale Offer Amount”	3.13
“Compliance Sale Offer Period”	3.13
“Compliance Sale Purchase Date”	3.13
“Covenant Defeasance”	Section 8.02
11.08
“DTC”	2.03
“Event of Default”	6.01
“Guaranteed Obligations”	11.01
“Independent Financial Advisor”	Section 4.07(c)
“Legal Defeasance”	8.02
“Paying Agent”	2.03

“Permitted Debt”	4.09
“Payment Default”	6.01
“Registrar”	2.03
“Relevant Jurisdiction”	2.13
“Restricted Payments”	4.07
“Reversion Date”	Section 4.24
“Suspended Covenants”	Section 4.24
“Suspension Period”	Section 4.24
“Taxes”	2.13

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a

Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Paying Agent, Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream, Luxembourg Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions—Clearstream Banking, Luxembourg” and “Customer Handbook” of Clearstream, Luxembourg will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream, Luxembourg.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, electronic or fascimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or electronic signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Company may issue additional notes under this Indenture from time to time after the Issue Date. Any issuance of Additional Notes shall be subject to all of the covenants described under Article 4 of this Indenture, including Section 4.09 hereof. The Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided, however if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP, ISIN or other identifying number.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar, Paying Agent and Transfer Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Company will also maintain a transfer agent (the “Transfer Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Transfer Agent shall perform the functions of a transfer agent. The Company may appoint one or more co-registrars, one or more additional transfer agents and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, the Transfer Agent or Registrar without notice to any Holder and shall so notify the Trustee and each Paying Agent thereof in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints Deutsche Bank Trust Company Americas to act as the Registrar, Transfer Agent and Paying Agent and to act as Custodian, with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Registrar, will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to the paragraph above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the paragraph above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (1)(B), (1)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in such case set forth in this paragraph, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (C) below, each 144A Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF US$200,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE, THE COMPANY SHALL REQUIRE SUCH HOLDER TO TRANSFER THIS SECURITY (OR INTEREST HEREIN) TO A TRANSFEREE ACCEPTABLE TO THE COMPANY WHO IS ABLE TO AND WHO DOES SATISFY ALL OF THE REQUIREMENTS SET FORTH HEREIN AND IN THE INDENTURE. PENDING SUCH TRANSFER, SUCH HOLDER WILL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY (OR INTEREST HEREIN) FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO RECEIPT OF PRINCIPAL AND INTEREST PAYMENTS ON THE SECURITY, AND SUCH HOLDER WILL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THE SECURITY EXCEPT AS OTHERWISE REQUIRED TO SELL ITS INTEREST THEREIN AS DESCRIBED HEREIN.

THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE COMPANY AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Except as permitted by subparagraph (C) below, each Regulation S Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES MAY BE PURCHASED AND TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS OF US$200,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF.

THE NOTES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE COMPANY AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(C) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO Section 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO Section 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Registrar at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Registrar at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.06, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic mail (in pdf format).

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note, including but not limited to the reasonable expenses of counsel and any tax that may be imposed with respect to replacement of such Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, in accordance with its customary procedures, and no one else will cancel (subject to the Trustee’s retention policy) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such cancelled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). At the request of the company, the Trustee will confirm the cancellation of the Notes delivered to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Additional Amounts.

(a) All payments of principal of, premium, if any, and interest on the Notes and all payments under the Note Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever (“Taxes”) nature imposed or levied by or within any jurisdiction in which the Company or any applicable Guarantor is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) or any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including the jurisdiction of any Paying Agent) (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In such event, the Company or the applicable Guarantor, as the case may be, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holder of such amounts as would have been received by such holder had no such withholding or deduction been required, provided that no Additional Amounts will be payable for or on account of:

(1) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of such Note or Note Guarantee, as the case may be, and the Relevant Jurisdiction including, without limitation, such holder or beneficial owner being or having been a citizen or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, other than merely holding such Note or the receipt of payments thereunder or under the Note Guarantee;

(B) the presentation of such Note (where presentation is required) more than thirty (30) days after the later of the date on which the payment of the principal of, premium, if any, or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(C) the failure of the holder or beneficial owner to comply with a timely request of the Company or any Guarantor addressed to the holder or beneficial owner, as the case may be, to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder; or

(D) the presentation of such Note (where presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(2) any estate, inheritance, gift, sale, transfer, excise or personal property or similar tax, assessment or other governmental charge;

(3) any tax, duty, assessment or other governmental charge which is payable other than (i) by deduction or withholding from payments of principal of or interest on the Note or payments under the Note Guarantees, or (ii) by direct payment by the Company or applicable Guarantor in respect of claims made against the Company or the applicable Guarantor;

(4) any tax arising pursuant to Sections 1471 – 1474 of the U.S. Internal Revenue Code, of 1986, as amended, and any successor or amended version that is substantively comparable and not materially more onerous to comply with, any official interpretations thereof, current or future regulations or agreements entered pursuant thereto, any agreement entered pursuant thereto, any U.S. or non-U.S. law enacted in connection with an intergovernmental agreement related thereto, or any rules, regulations, or administrative guidance of any kind relating to any of the foregoing; or

(5) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3) and (4); or

(b) with respect to any payment of the principal of, or premium, if any, or interest on, such Note or any payment under any Note Guarantee to such holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, or beneficial owner been the holder thereof.

In addition to the foregoing, the Company and the Guarantors will also pay and indemnify the holder of a Note for any present or future stamp, issue, registration, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and other reasonable expenses related thereto) which are levied by any Relevant Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Note Guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Note Guarantee. The Company and the Guarantors will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each Relevant Jurisdiction imposing such taxes, in such form as provided in the ordinary course by the Relevant Jurisdiction and as is reasonably available to the Company, and will provide such certified copies to the Trustee and the Paying Agent. Such copies shall be made available to the Holders upon request and will be made available at the offices of the Paying Agent. The Company or the Guarantor, as applicable, will attach to each certified copy a certificate stating (x) that the amount of withholding taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding taxes paid per $1,000 principal amount of the Notes.

(c) Whenever there is mentioned in any context the payment of principal of, and any premium or interest, on any Note or under any Note Guarantee, such mention will be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 2.14 Forced Sale or Redemption for Non-QIBs.

(a) The Company has the right to require any Holder of a Note (or beneficial interest therein) that is a U.S. Person and is determined not to have been a QIB at the time of acquisition of such Note or is otherwise determined to be in breach, at the time given, of any of the representations and agreements required to be made pursuant to the transfer restrictions set forth herein, to transfer such Security (or beneficial interest therein) to a transferee acceptable to the Company who is able to and who does make all of the representations and agreements required to be made pursuant to the transfer restrictions set forth herein, or to redeem such Note (or beneficial interest therein) within 30 days of receipt of notice of the Company’s election to so redeem such Holder’s Notes on the terms set forth in paragraph (b) below. Pending such transfer or redemption, such Holder will be deemed not to be the Holder of such Note for any purpose, including but not limited to receipt of interest and principal payments on such Note, and such Holder will be deemed to have no interest whatsoever in such Note except as otherwise required to sell or redeem its interest therein.

(b) Any such redemption occurring pursuant to paragraph (a) above shall be at a redemption price equal to the lesser of (i) the Person’s cost, plus accrued and unpaid interest, if any, to the redemption date and (ii) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Company shall notify the Trustee in writing of any such redemption as soon as practicable.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, the Registrar and the Paying Agent, at least 45 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed; and

(4)	the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If fewer than all of the Notes are to be redeemed or purchased at any time, the Trustee, the Paying Agent or the Registrar, as applicable, will select Notes for redemption or purchase (i) in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed and any applicable Depositary procedures, (ii) by lot or such other similar method in accordance with the Applicable Procedures of the Depositary or any other applicable clearing system (if the Notes are Global Notes), or (iii) if there are no such requirements of such exchange or the Notes are not then listed on a national securities exchange or cleared through the Depositary or any other applicable clearing system, on a pro rata basis. No Notes of a principal amount of US$200,000 or less may be redeemed or purchased in part, and if Notes are redeemed or purchased in part, the remaining outstanding amount must be at least equal to US$200,000 and integral multiples of US$1,000 in excess thereof. None of the Trustee, the Paying Agent or the Registrar will be liable for any selections made under this paragraph.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Registrar from the outstanding Notes not previously called for redemption or purchase.

The Registrar will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of US$200,000 or integral multiples of US$1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date (with prior notice to the Trustee) if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note, provided that the unredeemed portion has a minimum denomination of US$200,000;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(9) if applicable, any condition to such redemption; and

(10) if applicable, that payment of the redemption price and performance of the Company’s obligations with respect to such redemption is to be performed by another Person and the identity of such other Person.

At the Company’s request, the Paying Agent will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee and the Paying Agent, at least three Business Days prior to the date the notice of redemption is to be delivered to Holders, an Officer’s Certificate requesting that the Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice; provided that any redemption pursuant to Paragraph 5 of the Notes, may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10 a.m. New York time one Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

In the case of Definitive Notes, upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to February 15, 2024, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 107.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of the Holders on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Parent Guarantor, the Company and their respective Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

Any redemption notice given in respect of the redemption referred to in the preceding paragraph may be given prior to completion of the related Equity Offering, and any such redemption or notice may, at the discretion of the Company, be subject to the satisfaction of one or more conditions precedent, including the completion of the Equity Offering.

(b) At any time prior to February 15, 2024, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Any such redemption and notice may, at the discretion of the Company, be subject to satisfaction of one or more conditions precedent.

(c) Except pursuant to the two preceding paragraphs, and the provisions under Section 3.10 and Section 3.11 hereof, the Notes will not be redeemable at the Company’s option prior to February 15, 2024.

(d) On or after February 15, 2024, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Redemption Price
Twelve-month period on or after February 15, 2024	103.500%
Twelve-month period on or after February 15, 2025	101.750%
On or after February 15, 2026	100.000%

(e) In connection with any tender offer or other offer (including a Change of Control Offer, an Asset Sale Offer or a Compliance Sale Offer) to purchase for all of the Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer or other offer and the Company, or any third party making such tender offer or other offer in lieu of the Company, purchases all of such Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of such Notes will be deemed to have consented to such tender or other offer and, accordingly, the Company or such third party will have the right upon not less than 10 days’ and no more than 60 days’ prior written notice, given not more than 30 days following the expiration date of such tender offer or other offer, to holders of the Notes following such purchase date, to redeem all, but not some, Notes that remain outstanding following such purchase at a price equal to the price paid (excluding any early tender premium or similar payment) to each other Holder in such tender offer or other offer, plus, to the extent not included in the tender offer payment or other offer, accrued and unpaid interest, if any, on Notes so redeemed, to, but excluding such redemption date.

(f) Any redemption set forth in this Section 3.07 may, at the discretion of the Company, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, at the Company’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant notice of redemption was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations under this Indenture with respect to such redemption may be performed by another Person.

(g) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(h) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described in Section 3.12, Section 4.10 and Section 4.16 hereof. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Asset Sale Purchase Date”), the Company will apply all Excess Proceeds (the “Asset Sale Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Asset Sale Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of US$200,000 and integral multiples of US$1,000 in excess thereof only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Asset Sale Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased in accordance with Section 3.02 based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$200,000, or integral multiples of US$1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), provided that the unpurchased portion has a minimum denomination of US$200,000.

On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (but subject to Section 3.02), the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that the unpurchased portion has a minimum denomination of US$200,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Redemption for Taxation Reasons.

The Notes may be redeemed, at the option of the Company, as a whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of:

(1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(2) any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of this Indenture with respect to any payment due or to become due under the Notes, this Indenture or a Note Guarantee related thereto, the Company or a Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or a Guarantor, as the case may be, taking reasonable measures available to it; provided that for the avoidance of doubt, changing the jurisdiction of the Company or a Guarantor is not a reasonable measure for the purposes of this Section 3.10; provided, further, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company or a Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

Prior to the mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee:

(1) an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, and describing the facts related thereto and stating that such requirement cannot be avoided by the Company or such Guarantor, as the case may be, taking reasonable measures available to it; and

(2) an Opinion of Counsel or an opinion of a tax consultant of recognized international standing stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will accept and shall be entitled to rely on such Officer’s Certificate and Opinion of Counsel or opinion of tax consultant as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders.

Any Notes that are redeemed will be cancelled.

Section 3.11 Gaming Redemption.

Each Holder, by accepting a Note, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Parent Guarantor, Company or any of their respective Affiliates (including Melco Resorts Macau) conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of Notes be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option:

(1) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company’s election or such earlier date as may be requested or prescribed by such Gaming Authority; or

(2) to redeem such Notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

(A) the lesser of:

(1)	the Person’s cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

(2)	100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

(B) such other amount as may be required by applicable law or order of the applicable Gaming Authority.

The Company shall notify the Trustee in writing of any such redemption as soon as practicable. Neither the Company nor the Trustee shall be responsible for any costs or expenses any Holder may incur in connection with such Holder’s application for a license, qualification or a finding of suitability. Those costs and expenses will be the obligations of the holder or beneficial owner, as applicable. The Trustee shall not be liable or responsible for (i) determining whether a holder or beneficial owner is subject to Gaming Laws; (ii) any operational mechanics and DTC procedures relating to the redemption of any holder or beneficial owners Notes and (iii) any other matters in connection with this Section 3.11.

Section 3.12 Special Put Option.

Upon a Special Put Option Triggering Event, each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes pursuant to a Special Put Option Offer on the terms set forth in this Indenture. In the Special Put Option Offer, the Company will offer to purchase the Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to but excluding the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Company has previously or concurrently elected to redeem the Notes in full as described under Section 3.07 hereof.

Within ten days following the occurrence of a Special Put Option Triggering Event, except to the extent that the Company has exercised its right to redeem the Notes in full by delivery of a notice of redemption as described under Section 3.07 hereof the Company shall mail a notice (a “Special Put Option Offer”) to each holder of the Notes with a copy to the Trustee and the Paying Agent stating:

(a) that a Special Put Option Triggering Event has occurred and that such holder has the right to require the Company to repurchase such holder’s Notes at a repurchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to but excluding the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(b) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(c) the instructions determined by the Company, consistent with this covenant, that a holder must follow in order to have its Notes repurchased.

On the date of repurchase pursuant to a Special Put Option Offer, the Company will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Special Put Option Offer;

(b) deposit with the Paying Agent an amount equal to the repurchase price, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to but excluding the date of repurchase (the “Special Put Option Payment”), in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee, the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes properly tendered and being purchased by the Company.

The Paying Agent will promptly make payment of the Special Put Option Payment for such Notes to the accounts specified by DTC or its nominee, for onward payment to the relevant holders of Notes, and the Trustee, or its authenticating agent, will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

The provisions described above that require the Company to make a Special Put Option Offer following a Special Put Option Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.

The Company will not be required to make a Special Put Option Offer with respect to the Notes upon a Special Put Option Triggering Event if (1) a third party makes the Special Put Option Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Special Put Option Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Special Put Option Offer, or (2) notice of redemption has been given in accordance with the terms of this Indenture, as described above in Section 3.07 and Section 3.10, pursuant to which the Company has exercised its right to redeem the Notes in full, unless and until there is a default in payment of the applicable redemption price.

Notes repurchased by the Company pursuant to a Special Put Option Offer will have the status of Notes issued but not outstanding or will be retired and cancelled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this provision. To the extent that the provisions of any securities laws or regulations conflict with provisions of this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Section 3.13 Compliance Sale Offer.

In the event that, pursuant to Section 4.11 hereof, the Company is required to commence an offer to all Holders to purchase Notes (a “Compliance Sale Offer”), it will follow the procedures specified below.

The Compliance Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of a Compliance Sale (or the equivalent term used therein). The Compliance Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Compliance Sale Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Compliance Sale Purchase Date”), the Company will apply all Compliance Sale Excess Proceeds (the “Compliance Sale Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Compliance Sale Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Compliance Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Compliance Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Compliance Sale Offer.

Upon the commencement of a Compliance Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Compliance Sale Offer. The notice, which will govern the terms of the Compliance Sale Offer, will state:

(1) that the Compliance Sale Offer is being made pursuant to this Section 3.13 and Section 4.11 hereof and the length of time the Compliance Sale Offer will remain open;

(2) the Compliance Sale Offer Amount, the purchase price and the Compliance Sale Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Compliance Sale Offer will cease to accrue interest after the Compliance Sale Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to a Compliance Sale Offer may elect to have Notes purchased in integral multiples of US$200,000 and integral multiples of US$1,000 in excess thereof only;

(6) that Holders electing to have Notes purchased pursuant to any Compliance Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Compliance Sale Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Compliance Sale Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Compliance Sale Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased in accordance with Section 3.02 based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$200,000, or integral multiples of US$1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); provided that the unpurchased portion has a minimum denomination of US$200,000.

On or before the Compliance Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary (but subject to Section 3.02), the Compliance Sale Offer Amount of Notes or portions thereof tendered pursuant to the Compliance Sale Offer, or if less than the Compliance Sale Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.11. On the Compliance Sale Purchase Date, the Company will deposit with the Payment Agent an amount equal to purchase price in respect of all Notes or portions of Notes properly tendered, and the Paying Agent will promptly (but in any case not later than five days after the Compliance Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered, provided that the unpurchased portion has a minimum denomination of US$200,000. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Compliance Sale Offer on the Compliance Sale Purchase Date.

Other than as specifically provided in this Section 3.13, any purchase pursuant to this Section 3.13 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time two Business Days prior to the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates Deutsche Bank Trust Company Americas as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) The Company will provide to the Trustee and the Holders and make available to potential investors:

(1) within 120 days after the end of the Parent Guarantor’s fiscal year, annual reports of the Parent Guarantor containing: (a) information with a level of detail that is substantially comparable to the sections in the Offering Memorandum entitled “Selected Consolidated Financial and Operational Data,” “Business,” “Management,” “Related Party Transactions” and “Description of Other Material Indebtedness;” (b) the Parent Guarantor’s audited consolidated (i) balance sheet as of the end of the two most recent fiscal years and (ii) income statement and statement of cash flow for the two most recent fiscal years, in each case prepared in accordance with U.S. GAAP and including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (c) an operating and financial review of the two most recent fiscal years for the Parent Guarantor and its Restricted Subsidiaries, including a discussion of (i) the financial condition and results of operations of the Parent Guarantor on a consolidated basis and any material changes between such two fiscal years and (ii) any material developments in the business of the Parent Guarantor and its Restricted Subsidiaries; and (d) pro forma income statement and balance sheet information of the Parent Guarantor, together with explanatory footnotes, for any Change of Control or material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year, unless pro forma information has been provided in a previous report pursuant to paragraph (2)(c) below; provided that no pro forma information shall be required to be provided for any material acquisitions or dispositions relating solely to the Phase II Project;

(2) within 60 days after the end of each day of the first three fiscal quarters in each fiscal year of the Parent Guarantor, quarterly reports containing: (a) the Parent Guarantor’s unaudited condensed consolidated (i) balance sheet as of the end of such quarter and (ii) statement of income and cash flow for the quarterly and year to date periods ending on the most recent balance sheet date, and the comparable prior year periods, in each case prepared in accordance with U.S. GAAP; (b) an operating and financial review of such periods for the Parent Guarantor and its Restricted Subsidiaries including a discussion of (i) the financial condition and results of operations of the Parent Guarantor on a consolidated basis and material changes between the current period and the period of the prior year and (ii) any material developments in the business of the Parent Guarantor and its Restricted Subsidiaries; (c) pro forma income statement and balance sheet information of the Parent Guarantor, together with explanatory footnotes, for any Change of Control or material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal quarter; provided that no pro forma information shall be required to be provided for any material acquisitions or dispositions relating solely to the Phase II Project, and provided further that the Company may provide any such pro forma information relating to a material acquisition within 75 days following such quarterly report in the form of a report provided pursuant to clause (3) below; and

(3) promptly from time to time after the occurrence of any of the events listed in (a) to (d) of this clause (3) information with respect to (a) any change in the independent accountants of the Parent Guarantor, the Company or any of the Significant Subsidiaries of the Parent Guarantor, (b) any material acquisition or disposition, (c) any material event that the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor announces publicly and (d) any information that the Parent Guarantor or the Company is required to make publicly available under the requirements of the SGX-ST or such other exchanges on which the securities of the Parent Guarantor, the Company or their respective Subsidiaries are then listed.

(b) If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries constitute Significant Subsidiaries of the Parent Guarantor, then the annual and quarterly information required by the paragraphs (a)(1) and (a)(2) hereof shall include a reasonably detailed presentation of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Parent Guarantor.

(c) In addition, so long as the Notes are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act and in any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company shall furnish to the holders of the Notes, securities analysts and prospective investors, upon their request, any information that Rule 144A(d)(4) under the Securities Act would require the Company to provide to such parties.

(d) The Company may elect to satisfy its obligations under this covenant with respect to all such financial information relating to the Parent Guarantor by furnishing, or making available on the SEC’s website (provided that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred), such financial information relating to Studio City International, or by furnishing or making available on the SGX-ST’s website such financial information relating to Studio City Finance Limited; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Studio City International or Studio City Finance Limited (as the case may be), on the one hand, and the information relating to the Parent Guarantor and its Restricted Subsidiaries on a stand-alone basis, on the other hand; provided further that the Company shall make no more than two such elections.

(e) All financial statement information required under this covenant shall be prepared on a consistent basis in accordance with U.S. GAAP. In addition, all financial statement information and all reports required under this covenant shall be presented in the English language.

(f) Contemporaneously with the provision of each report discussed above, the Company will also post such report on the Company’s website.

(g) Delivery of such reports, information and documents to the Trustee shall be for informational purposes only as regards the Trustee and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice or actual knowledge of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.04 Compliance Certificate.

(a) The Company shall deliver to the Trustee, within (x) 120 days after the end of each fiscal year and (y) within seven (7) Business Days of receipt of a written request from the Trustee, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Intercreditor Agreement and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Intercreditor Agreement and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Security Document (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) [Intentionally Omitted].

(c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, as soon as possible and in any event within five (5) Business Days after the Company becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have a duty to monitor compliance by the Company, nor to have knowledge of a Default or an Event of Default (other than a payment default on a scheduled interest payment date) unless a Responsible Officer of the Trustee receives written notice thereof, stating that it is a notice of default and referencing the applicable section of this Indenture.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies required to be paid by the Company or such Subsidiaries except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Guarantor’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent Guarantor and other than dividends or distributions payable to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Guarantor or the Company) any Equity Interests of the Parent Guarantor or any of its respective direct or indirect parents held by persons other than the Parent Guarantor or a Restricted Subsidiary (other than in exchange for Equity Interests (other than Disqualified Stock) of the Parent Guarantor);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Parent Guarantor and any of its Restricted Subsidiaries) or the Intercompany Note Proceeds Loans, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) the Parent Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor and its Restricted Subsidiaries since the Measurement Date (excluding Restricted Payments permitted by clauses (2) through (17) of Section 4.07(b)) pursuant to this Indenture, is less than the sum, without duplication, of:

(i) 75% of the EBITDA of the Parent Guarantor less 2.00 times Fixed Charges for the period (taken as one accounting period) from January 1, 2019 to the end of the Parent Guarantor’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such EBITDA for such period is a deficit, minus 100% of such deficit); plus

(ii) 100% of the aggregate net cash proceeds received by the Parent Guarantor since the Measurement Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent Guarantor (in each case, other than in connection with any Excluded Contribution) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent Guarantor that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Parent Guarantor); plus

(iii) to the extent that any Restricted Investment that was made after the Measurement Date (x) is reduced as a result of payments of dividends to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor or (y) is sold for cash or otherwise liquidated or repaid for cash, (in the case of sub-clauses (x) and (y)) the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment or (z) is reduced upon the release of a Note Guarantee granted by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor that constituted a Restricted Investment, to the extent that the initial granting of such Note Guarantee reduced the restricted payments capacity under Section 4.07(a)(C); plus

(iv) to the extent that any Unrestricted Subsidiary of the Parent Guarantor designated as such after the Measurement Date is re-designated as a Restricted Subsidiary after the Measurement Date, the lesser of (i) the Fair Market Value of the Parent Guarantor’s Restricted Investment in such Subsidiary as of the date of such re-designation or (ii) the Fair Market Value of the net aggregate Investments made by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor in such Unrestricted Subsidiary from the date such entity was originally designated as an Unrestricted Subsidiary through the date of such re-designation; plus

(v) 100% of the aggregate amount received from the sale of the stock of any Unrestricted Subsidiary of the Parent Guarantor after the Measurement Date or 100% of any dividends received by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor after the Measurement Date from an Unrestricted Subsidiary of the Parent Guarantor.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of, Equity Interests of the Parent Guarantor (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Parent Guarantor (in each case, other than in connection with any Excluded Contribution); provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.07(a)(C)(ii) hereof;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent Incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor held by any current or former officer, director or employee of the Parent Guarantor or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed US$1.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) hereof;

(8) any Restricted Payment made or deemed to be made by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor under, pursuant to or in connection with the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA;

(9) [Reserved];

(10) Restricted Payments that are made with Excluded Contributions;

(11) payments to any parent entity in respect of directors’ fees, remuneration and expenses (including director and officer insurance (including premiums therefore)) to the extent relating to the Parent Guarantor and its Subsidiaries, in an aggregate amount not to exceed US$5.0 million per annum;

(12) the making of Restricted Payments, if applicable:

(A) in amounts required for any direct or indirect parent of the Parent Guarantor to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Parent Guarantor and general corporate operating and overhead expenses of any direct or indirect parent of the Parent Guarantor in each case to the extent such fees and expenses are attributable to the ownership or operation of the Parent Guarantor, if applicable, and its Subsidiaries, in an aggregate amount not to exceed US$2.0 million per annum;

(B) in amounts required for any direct or indirect parent of the Parent Guarantor, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Parent Guarantor or any of its Restricted Subsidiaries prior to the Issue Date and that has been guaranteed by, or is otherwise considered Indebtedness of, the Parent Guarantor Incurred in accordance with Section 4.09; provided that the amount of any such proceeds will be excluded from Section 4.07(a)(C)(ii);

(C) in amounts required for any direct or indirect parent of the Parent Guarantor to pay fees and expenses, other than to Affiliates of the Parent Guarantor, related to any unsuccessful equity or debt offering of such parent; and

(D) payments for services under any Revenue Sharing Agreement that would constitute or be deemed to constitute a Restricted Payment;

(13) any Restricted Payment used to fund the Transactions and the payment of fees and expenses incurred in connection with the Transactions or owed by the Parent Guarantor or any direct or indirect parent of the Company, the Parent Guarantor or its Restricted Subsidiaries to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Parent Guarantor to enable it to make payments, in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case on terms described in the Offering Memorandum under “Use of Proceeds” and to the extent permitted by Section 4.12;

(14) any Restricted Payments, to the extent required to be made (i) by any Gaming Authority having jurisdiction over the Parent Guarantor or any of its Restricted Subsidiaries or Melco Resorts Macau (or any other operator of the Studio City Casino), or (ii) due to a change in Gaming Law that occurs after the Issue Date;

(15) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent Guarantor or any Restricted Subsidiary; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.07;

(16) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Company or any Guarantor pursuant to provisions similar to those described under Section 4.16, provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer have been repurchased, redeemed or acquired for value;

(17) payments or distributions to dissenting stockholders of Capital Stock of the Parent Guarantor pursuant to applicable law in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and

(18) other Restricted Payments in an aggregate amount not to exceed US$15.0 million since the Issue Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (12), (13) and (18) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company, the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Parent Guarantor whose resolution with respect thereto will be delivered to the Trustee as set forth in an Officer’s Certificate of the Parent Guarantor. The Parent Guarantor’s Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing (an “Independent Financial Advisor”) if the Fair Market Value exceeds US$70.0 million.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause, permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Parent Guarantor or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Parent Guarantor or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent Guarantor or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Parent Guarantor or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness or any other agreements in existence on the Issue Date as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in those agreements on the Issue Date;

(2) the Credit Facilities Documents (including the Senior Secured Credit Facilities), and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such Credit Facilities Documents and the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Secured Credit Facilities on the original execution date thereof;

(3) this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the Security Documents;

(4) applicable law, rule, regulation or order, or governmental license, permit or concession;

(5) any agreement or instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Parent Guarantor or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired (and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in those agreements or instruments at the time of such acquisition); provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be Incurred;

(6) customary non-assignment provisions in contracts and licenses including, without limitation, with respect to any intellectual property, entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(8) any agreement for the sale or other disposition of Equity Interests or property or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.13 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting dividends or the disposition or distribution of assets, property or Equity Interests in joint venture or operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, merger agreements and other similar agreements entered into with the approval of the Parent Guarantor’s Board of Directors, which limitation is applicable only to the assets, property or Equity Interests that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

(13) any agreement or instrument with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Indenture at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Subsidiary or its subsidiaries or the property or assets of such Subsidiary or its subsidiaries, and any extensions, refinancing, renewals, supplements or amendments or replacements thereof; provided that the encumbrances and restrictions in any such extension, refinancing, renewal, supplement, amendment or replacement, taken as a whole, are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed, supplemented, amended or replaced.

Section 4.09 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and the Parent Guarantor will not issue any shares of Disqualified Stock and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Parent Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, and the Company or any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Preferred Stock, if the Fixed Charge Coverage Ratio of the Parent Guarantor for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, as the case may be, would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof do not apply to the following (collectively, “Permitted Debt”):

(1) the Incurrence by the Company and the Guarantors of Indebtedness under Credit Facilities; provided that on the date of the Incurrence of any such Indebtedness and after giving effect thereto, the aggregate principal amount outstanding of all such Indebtedness Incurred pursuant to this clause (1) (together with any refinancing thereof) does not exceed (i) US$200.0 million less (ii) the aggregate amount of all Net Proceeds of Asset Sales or any Compliance Sale applied since the Issue Date to repay any term Indebtedness Incurred pursuant to this clause (1) or to repay any revolving credit indebtedness Incurred under this clause (1) and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 or Section 4.11 hereof;

(2) the Incurrence of Indebtedness represented by the Notes (other than Additional Notes), the Note Guarantees (other than Note Guarantees for Additional Notes), and, to the extent those obligations would represent Indebtedness, the Security Documents;

(3) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) the Incurrence of Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or other assets (including through the acquisition of Capital Stock of any person that owns property, plant or other assets which will, upon acquisition, become a Restricted Subsidiary) used in the business of the Parent Guarantor or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (x) US$50.0 million and (y) 2.0% of Total Assets at any time outstanding;

(5) the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (15) of this Section 4.09(b);

(6) (a) Obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, bid, appeal and surety bonds and completion or performance guarantees (including the guarantee of any land grant) provided by the Company or any Restricted Subsidiary in connection with the Property or in the ordinary course of business and (b) Indebtedness constituting reimbursement obligations with respect to letters of credit or trade or bank guarantees (including for land grants) issued in the ordinary course of business to the extent that such letters of credit, trade or bank guarantees (including for land grants) are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than thirty (30) days following receipt of a demand for reimbursement;

(7) the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent Guarantor or any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent Guarantor or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Parent Guarantor or another Restricted Subsidiary of the Parent Guarantor; provided that

(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor; and

(B) any sale or other transfer of any such Preferred Stock to a Person that is not the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (8).

(9) the Incurrence by the Parent Guarantor or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(10) the guarantee by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor of Indebtedness of the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor that was permitted to be Incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(12) to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers, contractors and designers) in furtherance of and/or in connection with the Property or agreements to pay fees and expenses or other amounts pursuant to the Services and Right to Use Agreement or the MSA or otherwise arising under the Services and Right to Use Agreement or the MSA in the ordinary course of business (provided, that no such agreements shall give rise to Indebtedness for borrowed money);

(13) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds, or performance bonds securing any obligation of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor pursuant to such agreements, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received in connection with such disposition;

(14) Obligations in respect of Shareholder Subordinated Debt;

(15) any guarantees made solely in connection with (and limited in scope to) the giving of a Lien of the type specified in clause (22) of “Permitted Liens” to secure Indebtedness of an Unrestricted Subsidiary, the only recourse of which to the Parent Guarantor and its Restricted Subsidiaries is to the Equity Interests subject to the Liens; and

(16) the Incurrence by the Company or the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (16), not to exceed US$100.0 million.

The Parent Guarantor and the Company will not Incur, and the Parent Guarantor will not permit any Subsidiary Guarantor to Incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Parent Guarantor, the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Parent Guarantor, the Company or any Subsidiary Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Parent Guarantor and the Company will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness incurred under the Credit Facilities, to the extent the liabilities in respect of obligations under such Credit Facilities are Incurred under any revolving credit facility, are secured by the Common Collateral and receive priority over the Notes and the Note Guarantee with respect to any proceeds received upon any enforcement action of the Common Collateral, will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt and may not be reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Parent Guarantor as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Further, for purposes of determining compliance with this covenant, to the extent the Parent Guarantor or any of its Restricted Subsidiaries (including the Company) guarantees Indebtedness of a direct or indirect parent entity to the extent otherwise permitted by this covenant, the on-loan by such direct or indirect parent entity to the Parent Guarantor or any of its Restricted Subsidiaries of all or a portion of the principal amount of such Indebtedness will not be double counted.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the face amount of the Indebtedness of the other Person.

Section 4.10 Asset Sales.

(a) The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (other than an Event of Loss), unless:

(1) the Company, the Parent Guarantor or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company, the Parent Guarantor or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Parent Guarantor’s most recent consolidated balance sheet, of the Parent Guarantor or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent Guarantor or such Restricted Subsidiary from further liability;

(B) any securities, notes or other Obligations received by the Parent Guarantor or any such Restricted Subsidiary from such transferee that are, within 30 days of the receipt thereof, converted by the Parent Guarantor or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in Section 4.10(b)(2) or Section 4.10(b)(4).

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (including an Event of Loss), the Company, the Parent Guarantor or the applicable Restricted Subsidiary, as the case may be may apply such Net Proceeds:

(1) to repay (a) Indebtedness Incurred under Section 4.09(b)(1) (b) other Indebtedness of the Company or a Guarantor secured by property and assets that do not constitute Collateral that is the subject of such Asset Sale, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (c) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or (d) the Notes pursuant to the redemption provisions of this Indenture;

(2) to acquire all or substantially all of the assets of another Permitted Business, or any Capital Stock of, a Person undertaking another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent Guarantor (provided that (a) such acquisition funded with any proceeds from an Event of Loss occurs within the date that is 545 days after receipt of the Net Proceeds from the relevant Event of Loss to the extent that a binding agreement to acquire such assets or Capital Stock is entered into on or prior to the date that is 360 days after receipt of the Net Proceeds from the relevant Event of Loss, and (b) if such acquisition is not consummated within the period set forth in clause (a), the Net Proceeds not so applied will be deemed to be Excess Proceeds);

(3) to make a capital expenditure (provided that any such capital expenditure funded with any proceeds from an Event of Loss occurs within the date that is 545 days after receipt of the Net Proceeds from the relevant Event of Loss to the extent that a binding agreement to make such capital expenditure is entered into on or prior to the date that is 360 days after receipt of the Net Proceeds from the relevant Event of Loss); or

(4) to acquire other assets that are not classified as current assets under U.S. GAAP and that are used or useful in a Permitted Business (provided that (a) such acquisition funded from an Event of Loss occurs within the date that is 545 days after receipt of the Net Proceeds from the relevant Event of Loss to the extent that a binding agreement to acquire such assets is entered into on or prior to the date that is 360 days after receipt of the Net Proceeds from the relevant Event of Loss, and (b) if such acquisition is not consummated within the period set forth in clause (a), the Net Proceeds not so applied will be deemed to be Excess Proceeds);or

(5) enter into a binding commitment regarding clauses (2), (3) or (4) above (in addition to the binding commitments expressly referenced in those clauses); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 360-day period. To the extent such acquisition or expenditure is not consummated on or before such 180th day and the Company, the Parent Guarantor or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clauses (2), (3) or (4)above on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds, and such Net Proceeds will constitute Excess Proceeds.

(c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Asset Sale Excess Proceeds.” When the aggregate amount of Asset Sale Excess Proceeds exceeds US$5.0 million, within ten (10) days thereof, the Company shall make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes and secured by the Collateral containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Asset Sale Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, and will be payable in cash. If any Asset Sale Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Asset Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Asset Sale Excess Proceeds, the Company will purchase all tendered Notes and such other pari passu Indebtedness on a pro rata basis unless otherwise required under Section 3.02. Upon completion of each Asset Sale Offer, the amount of Asset Sale Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue thereof.

Section 4.11 Compliance Sale.

(a) If the Gaming Laws then in effect require Melco Resorts Macau (or another gaming operator operating the Studio City Casino) to be the owner of that part of the Property comprising the Studio City Casino, including the gaming areas, gaming support areas and/or common areas, or a portion thereof, in order to continue to operate the Studio City Casino and only to the extent so required, the Parent Guarantor and the Company may, and the Parent Guarantor may permit the applicable Restricted Subsidiaries to, consummate a sale, transfer or disposition of the relevant part of the Property, including any rights associated thereto, to Melco Resorts Macau (or any other gaming operator operating the Studio City Casino) (a “Compliance Sale”); provided that the following conditions and the other conditions set forth in this section are satisfied:

(1) the Company, the Parent Guarantor or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Compliance Sale equal to (i) such price as is necessary or appropriate under or in connection with the applicable Gaming Law, as determined by the Board of Directors of the Issuer in good faith, evidenced by an Officer’s Certificate delivered by the Issuer to the Trustee; or alternatively (ii) the Fair Market Value of the assets or rights sold, transferred or otherwise disposed of; and

(2) to the extent applicable, such Compliance Sale is consummated in compliance with the terms of the covenant set forth under Section 4.12.

(b) Within 10 Business Days following the consummation of any Compliance Sale, the Company may use any Net Proceeds from such Compliance Sale to repay Indebtedness Incurred under Section 4.09(b)(1) to the extent such Indebtedness is secured by the Common Collateral and will receive priority over the Notes and the Note Guarantee with respect to any proceeds received upon any enforcement action of the Common Collateral and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

(c) Any Net Proceeds from any Compliance Sale that are not applied pursuant to the immediately preceding paragraph will constitute “Compliance Sale Excess Proceeds.” When the aggregate amount of Compliance Sale Excess Proceeds exceeds US$15.0 million, within 10 Business Days thereof, the Company shall make an offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes and secured by the Collateral containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of a Compliance Sale (or the equivalent term used therein) to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Compliance Sale Excess Proceeds. The offer price in any Compliance Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Compliance Sale Excess Proceeds remain after consummation of a Compliance Sale Offer, the Company may use such Compliance Sale Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Compliance Sale Offer exceeds the amount of Compliance Sale Excess Proceeds, the Company will purchase all tendered Notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Compliance Sale Offer, the amount of Compliance Sale Excess Proceeds will be reset at zero.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Compliance Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

Section 4.12 Transactions with Affiliates.

(a) The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Guarantor or the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company, the Parent Guarantor or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company, the Parent Guarantor or such Restricted Subsidiary with a Person that is not an Affiliate of the Parent Guarantor or the Company; and

(2) the Parent Guarantor delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$55.0 million, a resolution of the Board of Directors of the Parent Guarantor set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.12(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Parent Guarantor or, if the Board of Directors of the Parent Guarantor has no disinterested directors, approved in good faith by a majority of the members (or in the case of a single member, the sole member) of the Board of Directors of the Parent Guarantor; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$70.0 million, an opinion as to the fairness to the Parent Guarantor or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of national standing with experience appraising the terms and conditions of the type of transaction or series of related transactions.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(a) hereof:

(1) any employment agreement, employee benefit plan (including compensation, retirement, disability, severance and other similar plan), officer or director indemnification, stock option or incentive plan or agreement, employee equity subscription agreement or any similar arrangement entered into by the Parent Guarantor or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Company, the Parent Guarantor and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Parent Guarantor or the Company solely because the Parent Guarantor or the Company, as the case may be, owns directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable officers’ and directors’ fees and reimbursement of expenses (including the provision of indemnity to officers and directors) to Persons who are not otherwise Affiliates of the Parent Guarantor or the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Parent Guarantor to Affiliates of the Parent Guarantor or contribution to the common equity capital of the Parent Guarantor;

(6) Restricted Payments (including any payments made under, pursuant to or in connection with the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA) that do not violate Section 4.07 hereof;

(7) any agreement or arrangement existing on the Issue Date, including any amendments, modifications, supplements, extensions, replacements, terminations or renewals (so long as any such agreement or arrangement together with all such amendments, modifications, supplements, extensions, replacements, terminations and renewals, taken as a whole, is not materially more disadvantageous to the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, than the original agreement or arrangement as in effect on the Issue Date, unless any such amendments, modifications, supplements, extensions, replacements, terminations or renewals are imposed by any Gaming Authority or any other public authority, in each case having jurisdiction over the Studio City Casino, Melco Resorts Macau (or any other operator of the Studio City Casino), the Parent Guarantor or any of its Restricted Subsidiaries, including, but not limited to, the government of the Macau SAR);

(8) loans or advances to employees (including personnel who provide services to the Parent Guarantor or any of its Restricted Subsidiaries pursuant to the MSA) in the ordinary course of business not to exceed US$1.0 million in the aggregate at any one time outstanding;

(9) [Reserved];

(10) (a) transactions or arrangements under, pursuant to or in connection with the Services and Right to Use Agreement, the Reinvestment Agreement or the MSA, including any amendments, modifications, supplements, extensions, replacements, terminations or renewals thereof (so long as the Services and Right to Use Agreement and the Reinvestment Agreement, taken as a whole, or the MSA, respectively, together with all such amendments, modifications, supplements, extensions, replacements, terminations and renewals, taken as a whole, is not materially more disadvantageous to the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, than the Services and Right to Use Agreement and the Reinvestment Agreement, taken as a whole, or the MSA, respectively, as in effect on the Issue Date or, as determined in good faith by the Board of Directors of the Parent Guarantor, would not materially and adversely affect the Company’s ability to make payments of principal of and interest on the Notes) and (b) other than with respect to transactions or arrangements subject to clause (a) above, transactions or arrangements with customers, clients, suppliers or sellers of goods or services in the ordinary course of business, on terms that are fair to the Parent Guarantor or any of its Restricted Subsidiaries, as applicable, or are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate of the Parent Guarantor or the Company, in the case of each of (a) and (b), unless any such amendments, modifications, supplements, extensions, replacements, terminations or renewals are imposed by any Gaming Authority or any other public authority having jurisdiction over Melco Resorts Macau (or any other operator of the Studio City Casino), the Parent Guarantor or any of its Restricted Subsidiaries, including, but not limited to, the government of the Macau SAR;

(11) the execution of the Transactions, and the payment of all fees and expenses relating to the Transactions described in the Offering Memorandum;

(12) transactions or arrangements to be entered into in connection with the Property in the ordinary course of business (including, for the avoidance of doubt, transactions or arrangements necessary to conduct a Permitted Business) including any amendments, modifications, supplements, extensions, replacements, terminations or renewals thereof; provided that such transactions or arrangements must comply with clauses 4.11(a)(1) and (a)(2)(A) hereof;

(13) transactions or arrangements duly approved by the Audit and Risk Committee of Studio City International (or any other committee of the board of directors of Studio City International so long as such committee consists entirely of independent directors) and the Company delivers to the Trustee a copy of the resolution of the Audit and Risk Committee of Studio City International (or, if applicable, such other committee) annexed to an Officer’s Certificate certifying that such Affiliate Transaction complies with this clause (13) and that such Affiliate Transaction has been duly approved by the Audit and Risk Committee of Studio City International (or, if applicable, such other committee);

(14) execution, delivery and performance of any tax sharing agreement or the formation and maintenance of any consolidated group for tax, accounting or cash pooling or management purposes; and

(15) provision by, between, among, to or from Persons who may be deemed Affiliates of group administrative, treasury, legal, accounting and similar services.

Section 4.13 Liens.

The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, or, if such Lien is not a Permitted Lien, unless the Notes and the Note Guarantees are secured on a pari passu basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.14 Business Activities.

The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Business, except to such extent as would not be material to the Parent Guarantor and its Restricted Subsidiaries (taken as a whole).

Section 4.15 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16 Offer to Repurchase upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Company has previously or concurrently elected to redeem the Notes in full pursuant to Section 3.07 hereof. Within ten (10) days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Notes by delivery of a notice of redemption pursuant to Section 3.03 hereof, the Company shall mail a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date (the “Change of Control Payment”));

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the ”Change of Control Payment Date”);

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(6) the Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7) the Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased, and

(8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that the unpurchased portion has a minimum denomination of US$200,000.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Paying Agent the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes properly tendered and being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five (5) days after the Change of Control Payment Date) to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the

Notes surrendered, if any, provided that the unpurchased portion has a minimum denomination of US$200,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.16, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price.

(d) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Notes repurchased by the Company pursuant to a Change of Control Offer will be retired and cancelled at the option of the Company. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

(f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.16. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

Section 4.17 Payments for Consents.

The Parent Guarantor and the Company will not, and the Parent Guarantor will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement unless such consideration is (1) offered to be paid; and (2) is paid to all Holders that consent, waive or agree to amend within the time frame and on the terms set forth in the solicitation documents relating to such consent, waiver or agreement.

Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes in connection with an exchange offer, the Company and any of the Restricted Subsidiaries may exclude (a) in connection with an exchange offer, holders or beneficial owners of the Notes that are not “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and (b) in connection with any consent, waiver or amendment, holders or beneficial owners of the Notes in any jurisdiction where the inclusion of such holders or beneficial owners would require the Company or any of its Restricted Subsidiaries to (i) file a registration statement, prospectus or similar document or subject the Company or any of its Restricted Subsidiaries to ongoing periodic reporting or similar requirements under any securities laws (including but not limited to, the United States federal securities laws and the laws of the European Union or its member states), (ii) qualify as a foreign corporation or other entity as a dealer in securities in such jurisdiction if it is not otherwise required to so qualify, (iii) generally consent to service of process in any such jurisdiction or (iv) subject the Company or any of its Restricted Subsidiaries to taxation in any such jurisdiction if it is not otherwise so subject, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by the Company in its sole discretion.

Section 4.18 Intercompany Note Proceeds Loans.

The Parent Guarantor shall, and shall cause its Restricted Subsidiaries to, ensure that:

(a)	the Intercompany Note Proceeds Loans (if any) are subordinated in right of payment to the Guarantees provided by the Parent Guarantor’s Restricted Subsidiaries party thereto;

(b)	the Company will receive interest payments under such Intercompany Note Proceeds Loans (if any) in amounts sufficient for the Company to make interest payments under the Notes as they become due; and

(c)	the maturity date of such Intercompany Note Proceeds Loans (if any) will be same as the maturity date of the Notes.

Section 4.19 Future Subsidiary Guarantors.

(a) If the Parent Guarantor or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date, then the Parent Guarantor shall cause such newly acquired or created Subsidiary (other than any Excluded Subsidiary) to become a Guarantor (in the event that such Subsidiary provides a guarantee of any other Indebtedness of the Company or a Guarantor of the type specified under clauses (1) or (2) of the definition of “Indebtedness”), at which time such Subsidiary shall:

(1) execute a supplemental indenture in the form attached as Exhibit D hereto pursuant to which such Subsidiary shall unconditionally guarantee, on a senior basis, all of the Company’s Obligations under this Indenture and the Notes on the terms set forth in this Indenture;

(2) execute and deliver to the Security Agent and/or the Intercreditor Agent (as applicable) such amendments or supplements to the Security Documents necessary in order to grant to the Security Agent, for the benefit of the Trustee and the holders of the Notes, a perfected security interest (subject to Permitted Liens and to the extent permitted under applicable law) in the Collateral owned by such Subsidiary Guarantor required to be pledged pursuant to the Security Documents;

(3) take such further action and execute and deliver such other documents as otherwise may be reasonably requested by the Trustee, the Security Agent or the Intercreditor Agent to give effect to the foregoing; and

(4) deliver to the Trustee, the Security Agent and the Intercreditor Agent an Opinion of Counsel that (i) such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable Obligations of such Subsidiary and (ii) the Security Documents to which such Subsidiary is a party create a valid perfected Lien on the Collateral covered thereby to the extent permitted under applicable law.

(b) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in paragraph (a) above may provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (with respect to any Guarantee created after the date of this Indenture) the release by the holders of the Company’s, the Parent Guarantor’s or the Subsidiary Guarantor’s Debt described in paragraph (a) above, of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee), at a time when:

(A) no other Indebtedness of either the Company, the Parent Guarantor or any Subsidiary Guarantor has been guaranteed by such Restricted Subsidiary; or

(B) the holders of all such other Indebtedness that is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt other than as a result of payment under such guarantee); or

(2) the release of the Guarantees on the terms and conditions and in the circumstances described in Section 11.08 hereof.

(c) Each additional Note Guarantee will be limited as necessary to recognize certain defences generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defences affecting the rights of creditors generally) or other considerations under applicable law. Notwithstanding Section 4.19(a), the Parent Guarantor shall not be obligated to cause such Restricted Subsidiary to Guarantee the Notes to the extent that such Guarantee by such Restricted Subsidiary would reasonably be expected to give rise to or result in (i) any liability for the officers, directors or shareholders of such Restricted Subsidiary or (ii) any significant cost, expense, liability or obligation (including with respect of any Taxes, but excluding any reasonable guarantee or similar fee payable to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor) other than reasonable out of pocket expenses.

Section 4.20 Designation of Restricted Subsidiaries and Unrestricted Subsidiaries.

The Board of Directors of the Parent Guarantor may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by the Company, Studio City Developments Limited, Studio City Entertainment Limited or Studio City Hotels Limited be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent Guarantor and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Guarantor. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Parent Guarantor may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that re-designation would not cause a Default.

Any designation of a Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officer’s Certificate of the Parent Guarantor certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Parent Guarantor as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under Section 4.09 hereof, Parent Guarantor and the Company will be in Default of such covenant. The Board of Directors of the Parent Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent Guarantor; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent Guarantor of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period; and (2) no Default or Event of Default would be in existence following such designation. On such designation, the Parent Guarantor shall deliver an Officer’s Certificate of the Parent Guarantor to the Trustee regarding such designation and certifying that such designation complies with the preceding conditions and the relevant covenants under this Indenture.

Section 4.21 Listing.

The Company will use its commercially reasonable efforts to list and maintain the listing and quotation of the Notes on the Official List of the Singapore Exchange Securities Trading Limited or another comparable exchange.

Section 4.22 Limitations on Use of Proceeds.

The Parent Guarantor and the Company will not, and the Parent Guarantor will not cause or permit any of its Restricted Subsidiaries to, use the net proceeds from the sale of the Notes, in any amount, for any purpose other than as set forth under the caption “Use of Proceeds” in the Offering Memorandum.

Section 4.23 Impairment of Security Interest.

(a) Subject to clauses (b) and (c) below, the Parent Guarantor and the Company will not, and the Parent Guarantor will not cause or permit any of its Restricted Subsidiaries to, take or knowingly omit to take, any action which action or omission would have the result of materially impairing the security interest over any of the assets comprising the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Liens shall not be deemed to materially impair the security interest with respect to any Collateral), for the benefit of the Trustee, the Security Agent, the Intercreditor Agent and the holders of Notes (including the priority thereof).

(b) At the request of the Parent Guarantor and without the consent of the holders of the Notes, the Trustee may from time to time (subject to receipt of the documents described in Section 7.02(b)) direct the Security Agent and/or the Intercreditor Agent (as applicable) (and acting on such direction the Security Agent and/or the Intercreditor Agent may, to the extent authorized and permitted by the Intercreditor Agreement), enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for any Permitted Liens; (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the holders of the Notes in any material respect; provided, however, that no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with such amendment, extension, renewal, restatement, supplement, modification or replacement, the Parent Guarantor delivers to the Trustee, any of:

(1) a solvency opinion, in form satisfactory to the Trustee, from an Independent Financial Advisor confirming the solvency of the Parent Guarantor and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement;

(2) a certificate from the Board of Directors or chief financial officer of the Parent Guarantor (acting in good faith), substantially in the form attached hereto as Exhibit F to this Indenture, confirming the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement; or

(3) an opinion of counsel, in form satisfactory to the Trustee confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the applicable Notes created under the Security Documents as so amended, extended, renewed, restated, supplemented, modified or replaced remain valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification, replacement or release and retaking.

(c) Nothing in this Section 4.23 will restrict and clause (b) above will not apply to (x) any release, amendment, extension, renewal, restatement, supplement, modification or replacement of any security interests in compliance with the provisions set out in Section 10.06 or (y) any Permitted Land Concession Amendment.

(d) In the event that the Parent Guarantor complies with this Section 4.23, the Trustee and/or the Security Agent and/or the Intercreditor Agent, as applicable, shall (to the extent authorized and permitted under the Intercreditor Agreement and subject to customary protections and indemnifications) consent to such amendment, extension, renewal, restatement, supplement, modification, replacement or release with no need for instructions from holders of the Notes; provided such amendments do not impose any personal obligations on the Trustee and/or the Security Agent and/or the Intercreditor Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture or the Intercreditor Agreement.

Section 4.24 Suspension of Covenants.

(a) The following covenants (the “Suspended Covenants”) will not apply during any period during which the Notes have an Investment Grade Status (a “Suspension Period”): Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.12, with respect to the Parent Guarantor and the Company Section 5.01(a)(3), Section 4.19 and Section 4.23. Additionally, during any Suspension Period, the Parent Guarantor will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(b) In the event that the Parent Guarantor and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Suspended Covenants will apply with respect to events occurring following the Reversion Date (unless and until the Notes subsequently attain an Investment Grade Status, in which case the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default or Event of Default will be deemed to exist under this Indenture with respect to the Suspended Covenants, and none of the Parent Guarantor, the Company or any of their respective Subsidiaries will bear any liability for any actions taken or events occurring during a Suspension Period and before any related Reversion Date, or any actions taken at any time pursuant to any contractual obligation or binding commitment arising prior to such Reversion Date, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period. The Company shall notify the Trustee should the Notes achieve Investment Grade Status, provided that such notification shall not be a condition for the suspension of the covenants set forth above to be effective. The Trustee shall have no duty to (i) monitor the Investment Grade Status of the Notes, or (ii) ascertain whether either a Suspension Period or Reversion Date has occurred. The Trustee shall be under no obligation to notify the holders of the Notes that the Notes have achieved Investment Grade Status.

(c) On each Reversion Date, all Indebtedness Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Indebtedness existing on the Issue Date. For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(C) on or after the Reversion Date, calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (6) or (18) under Section 4.07(b) will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(C); provided, that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. In addition, for purposes of the other Suspended Covenants, all agreements entered into and all actions taken during the Suspension Period, including, without limitation, the Incurrence of Indebtedness shall be deemed to have been taken or to have existed prior to the Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Parent Guarantor and the Company. Neither the Parent Guarantor nor the Company will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent Guarantor or the Company survives); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Guarantor and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1) either:

(A) if the transaction or series of transactions is a consolidation of the Parent Guarantor or the Company with or a merger of the Parent Guarantor or the Company with or into any other Person, the Parent Guarantor or the Company, as the case may be, shall be the surviving entity of such merger or consolidation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made shall be a corporation organized and existing under the laws of the British Virgin Islands, Cayman Islands, Hong Kong, Macau, Singapore, United States, any state of the United States or the District of Columbia, and such Person shall expressly assume all the Obligations of the Parent Guarantor or the Company, as the case may be, under the Notes, the Note Guarantees, this Indenture; the Security Documents and the Intercreditor Agreement pursuant to supplemental indentures or other documents or agreements reasonably satisfactory to the Trustee, the Security Agent and the Intercreditor Agent, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral owned by or transferred to the surviving Person;

(2) immediately after such transaction, no Default or Event of Default exists; and

(3) the Parent Guarantor or the Company or, if applicable, the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor or the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof.

(b) The Subsidiary Guarantors. Subject to the provisions in this Indenture governing release of a Subsidiary Guarantor upon the sale or disposition of a Restricted Subsidiary of the Parent Guarantor that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Parent Guarantor will not permit any Subsidiary Guarantor to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor survives); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor in one or more related transactions, to another Person, unless:

(1) either:

(A) if the transaction or series of transactions is a consolidation of such Subsidiary Guarantor with or a merger of such Subsidiary Guarantor with or into any other Person, such Subsidiary Guarantor shall be the surviving entity of such consolidation or merger; or

(B) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made shall be a corporation organized and existing under the laws of the British Virgin Islands, Cayman Islands, Hong Kong, Macau, Singapore, United States, any state of the United States or the District of Columbia, and such Person shall expressly assume all the Obligations of such Subsidiary Guarantor under its Note Guarantee, this Indenture, the Security Documents and the Intercreditor Agreement pursuant to supplemental indentures or other documents or agreements reasonably satisfactory to the Trustee, the Security Agent and the Intercreditor Agent, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Security Documents on the Collateral owned by or transferred to the surviving Person; and

(2) immediately after such transaction, no Default or Event of Default exists;

provided, however, that the provisions of this Section 5.01(b) shall not apply if such Subsidiary Guarantor is released from its Note Guarantee as a result of such consolidation, merger, sale or other disposition pursuant to Section 11.08 hereof.

(c) This Section 5.01 will not apply to:

(1) a merger of the Company or a Guarantor, as the case may be, with an Affiliate solely for the purpose of reincorporating the Company or a Subsidiary Guarantor, as the case may be, in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, or other disposition of assets between or among the Company and the Guarantors or between or among the Guarantors.

Upon consummation of any consolidation or merger, or any sale, assignment, transfer, conveyance, or other disposition of assets by a Subsidiary Guarantor with or into the Company or another Guarantor in accordance with this Section 5.01 which results in a Subsidiary Guarantor distributing all of its assets (other than de minimis assets required by law to maintain its corporate existence) to the Company or another Guarantor, such transferring Subsidiary Guarantor may be wound up pursuant to a solvent liquidation or solvent reorganization, provided it shall have no third party recourse Indebtedness or be the obligor under any intercompany Indebtedness.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an event of default (an “Event of Default”):

(1) default for 30 days in the payment when due of interest or Additional Amounts, if any, on the Notes;

(2) default in the payment when due (at maturity, upon redemption, upon required repurchase, or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Parent Guarantor or any of its Restricted Subsidiaries to comply with its obligations under the provisions of Sections 3.09, 3.12, 3.13, 4.10, 4.11, 4.16 or 5.01 hereof;

(4) failure by the Parent Guarantor or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Security Documents or the Intercreditor Agreement;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$20.0 million or more at any time outstanding;

(6) failure by the Parent Guarantor or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (other than any judgment as to which a reputable third party insurer has accepted full responsibility and coverage) aggregating in excess of US$20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case or is the subject of a petition by a creditor to have it declared bankrupt,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or of any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or of any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

(9) the repudiation by the Company or any Guarantor of any of their Obligations under the Security Documents, or except as permitted by this Indenture and the Intercreditor Agreement, any of the Security Documents or the Intercreditor Agreement ceasing to be in full force and effect for any reason, being declared fully or partially void in judicial, regulatory or administrative proceeding or becoming enforceable against the Company or any Guarantor for any reason;

(10) except as permitted by this Indenture, (a) any Note Guarantee being held in any judicial proceeding in a competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect, or (b) any Person acting on behalf of any Guarantor, denying or disaffirming its Obligations under its Note Guarantee; and

(11) the termination or rescission of any Gaming License or the Macau government takes any formal measure to do so (excluding any termination or rescission resulting from or in connection with any renewal, tender or other process conducted by the government of Macau in connection with the granting or renewal of any Gaming License; provided that such renewal, tender or other process results in the granting or renewal of the relevant Gaming License).

Section 6.02 Acceleration.

In the case of an Event of Default specified in Section 6.01(a)(7) or 6.01(a)(8) hereof, with respect to the Company, the Parent Guarantor, any Restricted Subsidiary of the Parent Guarantor that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent Guarantor that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders (with a copy to the Trustee) of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences (including any related payment default that resulted from such acceleration), if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Additional Amounts, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

The Trustee will not be charged with knowledge or deemed to have notice of any Default or Event of Default with respect to the Notes unless written notice of such Default or Event of Default is received by a Responsible Officer of the Trustee, from the Company or any other obligor on the Notes or by any holder of the Notes, and such notice specifically identifies this Indenture and the Notes.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, Additional Amounts, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct, in writing, the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

(a) Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee reasonable indemnity and/or security to its satisfaction against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Amounts, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security and/or indemnity to its satisfaction against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity to its satisfaction; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, Additional Amounts, if any, and interest on the Notes, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (a)(2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, Additional Amounts, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and premium, if any and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.08 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, the Agents, and their respective agents and attorneys for amounts due under Section 7.08 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or any Agent, and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, Additional Amounts, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(3) other than with respect to a payment default, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice has been delivered to a Responsible Officer at the Corporate Trust Office of the Trustee referencing the applicable provision of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture or the Intercreditor Agreement will require the Trustee, to expend or risk its own funds or incur any liability.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may engage and consult with professional advisors and counsel selected by it at the reasonable expense of the Company, and the Trustee may rely conclusively upon advice of such professional advisors and counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon by the Trustee and any of its directors, officers, employees or agents duly appointed.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee shall have no duty to monitor the performance of such agents.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Intercreditor Agreement. The Trustee shall not be required to take action at the direction of the Company or Holders which conflicts with the requirements of this Indenture and the Intercreditor Agreement or for which it is not indemnified/and to secured to its satisfaction, or which involves undue risk or would be contrary to applicable law or regulation.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer or a director of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Intercreditor Agreement at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it in its sole discretion against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for not performing any act or fulfilling any duty, obligation or responsibility hereunder arising out of or caused by, directly or indirectly, any occurrence beyond its control, including, without limitation, any act or provision of any present or future law or regulation or government authority strikes, work stoppages, accidents, any act of war or terrorism, civil unrest or military disturbances, local or national disturbance or disaster, pandemic, epidemic nuclear or natural catastrophes or any act of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) The recitals contained herein and in the Notes are made by the Company and not by the Trustee, and the Trustee, does not assume any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or Security Documents.

(i) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The rights, privileges, indemnity, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent (including each Agent), custodian and other Person employed to act hereunder and shall be incorporated by reference and made a part of the Security Documents and the Intercreditor Agreement.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m) In the event that the Trustee and Agents shall be uncertain as to their respective duties or rights hereunder or shall receive instructions, claims or demands from the Company, which in their opinion, conflict with any of the provisions of this Indenture, they shall be entitled to refrain from taking action until directed in writing by a final order or judgment of a court of competent jurisdiction.

(n) So long as any of the Notes remains outstanding, the Company shall provide the Agents with a sufficient number of copies of this Indenture and each of the documents sent to the Trustee or which are required to be made available by stock exchange regulations or stated in the Offering Memorandum relating to the Notes, to be available and, subject to being provided with such copies, each of the Agents will procure that such copies shall be available at its specified office during normal office hours for examination by the Holders and that copies thereof will be furnished to the Holders upon written request at their own expense.

(o) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel.

(p) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(q) The Trustee may, before commencing (or at any time during the continuance of) any act, action or proceeding, require the Holders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee to which such Notes are deposited shall issue receipts to such Holders.

(r) Notwithstanding any other provision of this Indenture, the Trustee and the Paying Agent shall be entitled to make a deduction or withholding from any payment which they make under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event the Trustee or the Paying Agent, as applicable, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

(s) The Trustee shall (except as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Indenture or by applicable law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and, absent any wilful misconduct, gross negligence or fraud on the part of the Trustee the Trustee shall not be responsible for any loss, damage, cost, claim or any other liability or inconvenience that may result from the exercise or non-exercise thereof.

(t) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice of the Company mentioned herein shall be sufficiently evidenced if in writing and signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficiently evidenced by a board resolution.

(u) The Trustee shall have no duty to inquire as to the performance of the covenants of the Company, the Parent Guarantor or its Restricted Subsidiaries. Delivery of reports, information and documents to the Trustee under Section 4.03 hereof shall be for informational purposes only as regards the Trustee and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice or actual knowledge of any information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(v) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(w) The Trustee is not required to give any bond or surety with respect to the performance of its duty or the exercise of its power under this Indenture or the Notes.

(x) No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(y) The Trustee may assume without inquiry in the absence of actual knowledge that the Company and the Parent Guarantor are duly complying with their obligations contained in this Indenture required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(z) At any time that the security granted pursuant to the Security Documents has become enforceable and the Holders have given a direction to the Trustee to enforce such Collateral, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified and/or secured in accordance with Section 7.01(e) hereof, if requested. In any event, in connection with any enforcement of such security, the Trustee is not responsible for:

(A) any failure of the Security Agent to enforce such security within a reasonable time or at all;

(B) any failure of the Security Agent to pay over the proceeds of enforcement of the Collateral;

(C) any failure of the Security Agent to realize such security for the best price obtainable;

(D) monitoring the activities of the Security Agent in relation to such enforcement;

(E) taking any enforcement action itself in relation to such security;

(F) agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or

(G) paying any fees, costs or expenses of the Security Agent; and

(aa) the permissive right of the Trustee to take the actions permitted by this Indenture and the Intercreditor Agreement shall not be construed as an obligation or duty to do so.

Section 7.03 Limitation on Duties of Trustee in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Security Agent, shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Security Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Security Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords other collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Security Agent in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority of enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, fraud or willful misconduct on the part of the Trustee for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or the Security Documents, by the Company or the Guarantors.

Section 7.04 Individual Rights of Trustee.

(a) The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. The Trustee is also subject to Section 7.11 hereof.

(b) If the Trustee becomes a creditor of the Company or a Guarantor, this Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires actual knowledge that it has any conflicting interest it must eliminate such conflict within 90 days or resign.

Section 7.05 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Intercreditor Agreement, the Security Documents or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture or the Intercreditor Agreement, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture or the Intercreditor Agreement other than the certificate of authentication. The Trustee shall not be deemed to be required to calculate any Fixed Charges, Treasury Rates, Additional Amounts, any make-whole amount, any Fixed Charge Coverage Ratio or other coverage ratio, or otherwise.

Section 7.06 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, Additional Amounts, if any, or interest on, any Note, the Trustee shall not be deemed to have such actual knowledge and may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.07 [Intentionally Omitted.]

Section 7.08 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder pursuant to a written fee agreement executed or as otherwise agreed by the Trustee and the Company. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses properly incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors will indemnify the Trustee and its officers, directors, employees and agents against any and all losses, liabilities or expenses (including the fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Intercreditor Agreement, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.08) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable solely to its gross negligence, willful misconduct or fraud as determined by a court of competent jurisdiction in a final non-appealable order. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.08 will survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee and/or any Agent.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.08, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or Section 6.01(a)(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.09 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.09.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.11 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the sole expense of the Company.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.11 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.08 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company’s obligations under Section 7.08 hereof will continue for the benefit of the retiring Trustee.

Section 7.10 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.11 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is entitled to carry out the activities of a trustee under the laws of England and Wales, or Hong Kong, or is a corporation organized or doing business under the laws of the United States of America or any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power and that is a corporation which is generally recognized as a corporation which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as trustee under the Notes.

Section 7.12 Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction or otherwise, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustees, of all or any part of this Indenture, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.09 and no notice to the Holders of the appointment of any co-trustee or separate trustee shall be required.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee.

(2) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(3) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 7.12. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies, and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.13 Resignation of Agents.

Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and the Company. The Trustee or the Company may remove any Agent at any time by giving thirty (30) days’ prior written notice to such Agent. Upon such notice, a successor Agent shall be appointed by the Company, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent shall deliver any funds then held hereunder in its possession to the Trustee or (i) such Agent may appoint as its successor Agent, any reputable and experienced financial institution acceptable to the Trustee and the Company or (ii) apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The reasonable costs and expenses (including its counsels’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.08.

Section 7.14 Agents General Provisions.

(a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b) The Company and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Company and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Company and need have no concern for the interests of the Holders.

(c) In the event that instructions given to any Agent are not reasonably clear, then such Agent shall be entitled to seek clarification from the Company or other party entitled to give the Agents instructions under this Indenture. If an Agent has sought clarification in accordance with this Section 7.14(c), then such Agent shall be entitled to take no action until such clarification is provided, and shall not incur any liability for not taking any action pending receipt of such clarification.

(d) The Agents shall only have such duties as expressly set out in this Indenture.

(e) The Company shall provide the Agents with a certified list of authorized signatories.

Section 7.15 Rights of Trustee in Other Roles.

All rights, powers and indemnities contained in this Article 7 shall apply to the Trustee in its other roles hereunder (including, for the avoidance of doubt, in relation to the Security Documents and the Intercreditor Agreement) and to the Agents.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their Obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Amounts, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s Obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee, the Security Agent, the Intercreditor Agent, the Paying Agent, the Registrar and the Transfer Agent hereunder and the Company’s and the Guarantors’ Obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 4.16, 4.17, 4.19, 4.20, 4.21 and 4.23 hereof and Section 5.01(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, and Additional Amounts, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Parent Guarantor, the Company or any of their respective Subsidiaries is a party or by which the Parent Guarantor, the Company or any of their Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officer’s Certificate of the Company stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(8) The Trustee shall be entitled to its usual fees and, in addition, any fees and expenses incurred or charged by the Trustee and its counsel in connection with defeasance, satisfaction and discharge, and investment or custody services provided hereunder.

Section 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and Additional Amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Amounts, if any, or interest on, any Note and remaining unclaimed for two (2) years after such principal, premium, or Additional Amounts, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Amounts, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee, each Agent, the Security Agent and/or the Intercreditor Agent, (as applicable and to the extent each is a party to the relevant document), may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents and/or the Intercreditor Agreement without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s Obligations under the Notes or the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to conform the text of the Notes, this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Notes, this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement, which intent shall be evidenced by an Officer’s Certificate of the Company to that effect;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(7) to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Security Documents or the Intercreditor Agreement; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release any Guarantor from its Note Guarantee in accordance with the terms of this Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.06, 13.04 and 13.05 hereof, the Trustee, each Agent, the Security Agent (at the direction of the Trustee, subject to receipt of the documents described in Section 7.02(b)) and/or the Intercreditor Agent, (at the direction of the Trustee, subject to receipt of the documents described in Section 7.02(b)), as the case may be, will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and the Intercreditor Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee, the Security Agent, the Intercreditor Agent nor any Agent will be obligated to (although they may at their discretion) enter into such amended or supplemental indenture that affects their own rights, duties or immunities under this Indenture, the Intercreditor Agreement or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee, each Agent, the Security Agent and/or the Intercreditor Agent, as the case may be, may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.16 hereof) and the Notes, and the Company, the Guarantors, the Trustee and/or the Intercreditor Agent and/or the Security Agent, after they have acceded to this Indenture, as the case may be, may amend or supplement the Note Guarantees, the Security Documents and the Intercreditor Agreement, in each case with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Amounts, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.06, 13.04 and 13.05 hereof, the Trustee, each Agent, the Security Agent (at the direction of the Trustee, subject to receipt of the documents described in Section 7.02(b)) and/or the Intercreditor Agent (at the direction of the Trustee, subject to receipt of the documents described in Section 7.02(b)), as the case may be, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture authorized or permitted by the terms of this Indenture and the Intercreditor Agreement unless such amended or supplemental indenture directly affects the Trustee’s, any Agent’s, the Security Agent’s or the Intercreditor Agent’s own rights, duties or immunities under this Indenture or the Intercreditor Agreement, as applicable, or otherwise, in which case the Trustee, each Agent, the Security Agent and/or the Intercreditor Agent (as the case may be) may in their discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder (including the Additional Notes) affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes (including the Additional Notes) held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of, premium, if any, or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 3.13, 4.10, 4.11 and 4.16 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, premium or Additional Amounts, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 3.13, 4.10, 4.11or 4.16 hereof);

(8) release any Guarantor from any of its Obligations under its Note Guarantee with respect to the Notes or this Indenture, except in accordance with the terms of this Indenture;

(9) release the Collateral from the Liens securing the Notes or making any changes to the priority of the Liens under the Security Documents or the Intercreditor Agreement that would adversely affect the Holders, except in accordance with the terms of this Indenture, the applicable Security Documents or the Intercreditor Agreement; or

(10) make any change in the preceding amendment and waiver provisions.

For the avoidance of doubt, no amendment to or deletion of, or actions taken in compliance with, the covenants described under Article 4 shall be deemed to impair or affect any rights of Holders to receive payment of principal of, or premium, if any, or interest on, the Notes.

Section 9.03 Supplemental Indenture.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee, Security Agent and Intercreditor Agent to Sign Amendments, etc.

The Trustee, the Security Agent and/or the Intercreditor Agent, as the case may be, will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee, and/or the Security Agent and/or the Intercreditor Agent. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee, the Security Agent and/or the Intercreditor Agent will be entitled to receive security and/or indemnity to their reasonable satisfaction. The Trustee (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that the supplemental indenture is legal, valid, binding and enforceable against the Company in accordance with its terms and such other matters as the Trustee may request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Pledge of Collateral.

The due and punctual payment of the principal of, and premium, interest and Additional Amounts, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee, the Security Agent, the Intercreditor Agent and the Agents under this Indenture and the Notes according to the terms hereunder or thereunder, are secured as provided in the Security Documents, subject to the terms of the Intercreditor Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Security Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Security Documents and the Intercreditor Agreement, and the Company will, and the Company will cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be required, to assure and confirm to the Trustee that the Security Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected Liens as contemplated hereby and by the Security Documents and the Intercreditor Agreement, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Restricted Subsidiaries to take, upon request of the Trustee or Security Agent, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, in respect of the Collateral, valid and enforceable perfected first priority Liens on all such Collateral, superior to and prior to the rights of all third parties and subject to no Liens other than the Permitted Liens. Certain provisions with respect to enforcement of security interests are set out in each of the Security Documents and the Intercreditor Agreement.

Section 10.02 Security Agent and Intercreditor Agent.

(a) On the Issue Date, the Security Agent and the Intercreditor Agent shall enter into a supplemental indenture substantially in the form attached hereto as Exhibit E pursuant to which it shall accede to this Indenture as Security Agent or Intercreditor Agent hereunder.

(b) Appointment of the Security Agent and the Intercreditor Agent and any resignation or replacement of the Security Agent or the Intercreditor Agent shall be made in accordance with the terms of the Intercreditor Agreement.

(c) The Security Agent agrees that it will hold the security interests in Collateral created under any Security Documents to which it is a party as contemplated by this Indenture and in accordance with the Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, itself, the Trustee and the Holders, without limiting the Security Agent’s rights including under Section 10.04, to act in preservation of the security interest in the Collateral. The Security Agent will take action or refrain from taking action in connection therewith only as directed by the Intercreditor Agent or the Trustee, in each case pursuant to the terms of this Indenture and the Intercreditor Agreement.

Section 10.03 Release of Collateral and Certain Matters with Respect to Collateral.

Collateral may be released from the Liens and security interests created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and Section 10.06 of this Indenture. In connection therewith, and subject to the terms and conditions of the relevant Security Documents and the Intercreditor Agreement, upon the request of the Company pursuant to an Officer’s Certificate certifying that all conditions precedent hereunder have been met, the Security Agent shall, at the expense of the Company, and the direction of the Trustee (subject to receipt of the documents described in Section 7.02(b)), execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Intercreditor Agreement or the Security Documents.

Section 10.04 Authorization of Actions to Be Taken by the Trustee and the Security Agent and the Intercreditor Agent.

(a) Subject to the provisions of Section 6.05, 7.01 and 7.02 and the terms of the Security Documents and the Intercreditor Agreement, the Trustee may (acting on the instruction of Holders holding at least 25% of the aggregate principal amount of the Notes), take all actions it deems necessary or appropriate, or direct, on behalf of the Holders, the Security Agent and/or the Intercreditor Agent to take all actions it deems necessary or appropriate, in order to:

(1) enforce any of the terms of the Security Documents or the Intercreditor Agreement; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

(b) The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

(c) With respect to any action authorized to be taken by the Security Agent or the Intercreditor Agent under this Indenture, the Security Agent or the Intercreditor Agent, as the case may be, may act (or refrain from acting) on the instruction of the Trustee unless the provision requiring such action expressly requires otherwise, to the extent such action or non-action is authorized and permitted under the Intercreditor Agreement and subject to Section 14.02(d).

Section 10.05 Authorization of Receipt of Funds by the Trustee under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Intercreditor Agreement.

Section 10.06 Termination of Security Interest.

Subject to the terms of the Intercreditor Agreement, the Trustee shall, at the request and expense of the Company upon having provided the Trustee an Officer’s Certificate (which shall certify, among other things, that all action under the relevant Security Document(s) with respect to the release of the security thereunder has been taken and the release of the Collateral complies with the terms of the relevant Security Document(s) and this Indenture) and an Opinion of Counsel certifying compliance with this Section 10.06, execute and deliver a certificate to the Security Agent and the Intercreditor Agent instructing each of them to release the relevant Collateral or enter into such other appropriate instrument evidencing such release (in the form provided by the Company):

(a) upon the full and final payment and performance of all Obligations of the Company under this Indenture and the Notes;

(b) upon the Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02 and Article 12 hereof;

(c) upon certain dispositions of the Collateral in compliance with either of the covenants set forth under Section 4.10, Section 4.11 or 5.01 (and in the latter instance, if such covenant authorizes such release);

(d) in the case of a Guarantor that is released from its Note Guarantee, pursuant to the terms of this Indenture and, the Intercreditor Agreement;

(e) in connection with certain enforcement actions taken by the creditors under certain of the Company’s and the Guarantors’ secured Indebtedness (including the Notes and the Senior Secured Credit Facilities) in accordance with the Intercreditor Agreement; or

(f) as described under Article 9 hereof.

Section 10.07 [Reserved].

Section 10.08 Further Actions.

(a) The Company shall use its best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security over the Collateral as contemplated by the Security Documents and the Intercreditor Agreement, including, without limitation, (i) cooperating in the preparation of any required filings under the Security Documents and the Intercreditor Agreement, (ii) using best efforts to make all required filings, notifications, releases and applications and to obtain licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the grants of security contemplated by this Indenture, the Intercreditor Agreement and the Security Documents and to fulfill the conditions of the Security Documents including, without limitation, delivery of title deeds and all other documents of title relating to the Collateral secured by the Security Documents in the manner as provided for therein and in the Intercreditor Agreement, and (iii) taking any and all action to perfect the security over the Collateral as contemplated by this Indenture, the Intercreditor Agreement and the Security Documents.

Notwithstanding any other provision of this Indenture, none of the Trustee, the Security Agent or the Intercreditor Agent has any responsibility for the validity, perfection, priority or enforceability of any lien, Collateral, Security Documents or other security interest.

ARTICLE 11

NOTE GUARANTEES

Section 11.01 Guarantee.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to each Holder and to the Trustee, successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest, premium or Additional Amounts, if any, on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of such Subsidiary.

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Sections 8.02, 11.02 and 11.08, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Except as expressly set forth in Sections 8.02, 11.02 and 11.08, each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Company to the Holders and the Trustee.

(h) Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of Section 11.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under Section 11.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit, financial assistance or similar laws affecting the rights of creditors generally or other considerations under applicable law.

Section 11.03 Successors and Assigns.

This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05 Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06 Execution of Supplemental Indenture for Future Guarantors.

Each Restricted Subsidiary which is required to become a Guarantor pursuant to Section 4.19 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form attached hereto as Exhibit D pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

Section 11.07 Non-Impairment.

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

Section 11.08 Release of Guarantees.

(a) Subject to paragraphs (b), (c) and (d), each Note Guarantee, once it becomes due, is a continuing guarantee and shall (i) remain in full force and effect until payment in full of all the Guaranteed Obligations, (ii) be binding upon each Guarantor and its successors and (iii) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

(b) The Note Guarantee of the Parent Guarantor will be automatically and unconditionally released and discharged:

(1) if the Parent Guarantor is not the surviving entity in a sale of all or substantially all of the properties and assets of the Parent Guarantor in a transaction that complies with the provisions described under Section 5.01(a) (including, without limitation, compliance with the requirement that the surviving entity expressly assume, by a supplemental indenture, the Parent Guarantor’s obligations under this Indenture, the applicable Notes, the Intercreditor Agreement and the Security Documents);

(2) upon legal defeasance or satisfaction and discharge of this Indenture as provided in Article 8 and Article 12 hereof.

(3) upon payment in full of the principal of, premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable thereunder; or

(4) as described under Article 9 hereof.

(c) The Note Guarantee of a Subsidiary Guarantor with respect to the Notes will be automatically and unconditionally released and discharged:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or, consolidation) to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, if the sale or other disposition does not violate Sections 3.09 or 4.16 hereof;

(2) in connection with any sale or other disposition of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor, if the sale or other disposition does not violate Sections 3.09 or 4.16 hereof and such Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Parent Guarantor as a result of such sale or other disposition;

(3) if the Parent Guarantor designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.20 hereof;

(4) upon Legal Defeasance or satisfaction and discharge of this Indenture as provided by Article 8 and 12 of this Indenture;

(5) upon payment in full of the principal of, premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable thereunder;

(6) upon the merger or consolidation of any Subsidiary Guarantor with and into the Company, the Parent Guarantor or a Wholly-Owned Subsidiary Guarantor (or a Wholly-Owned Restricted Subsidiary that becomes a Subsidiary Guarantor concurrently with the transaction) that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to the Company, the Parent Guarantor or a Wholly-Owned Subsidiary Guarantor (or a Wholly-Owned Restricted Subsidiary that becomes a Subsidiary Guarantor concurrently with the transaction);

(7) in connection with certain enforcement actions taken by the creditors under certain of our secured Indebtedness (including the Notes and the Senior Secured Credit Facilities) in accordance with the Intercreditor Agreement; or

(8) as described under Article 9 hereof.

(d) Each Holder hereby authorizes the Trustee to take all actions to effectuate any release in accordance with the provisions of this Section 11.08, subject to customary and reasonably satisfactory protections and indemnifications provided by the Company to the Trustee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one (1) year and the Company has irrevocably deposited or caused to be deposited with the Trustee (or such other entity designated or appointed by the Trustee for this purpose) as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate of the Company and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub clause (B) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Amounts, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Amounts, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in U.S. dollars or non-callable U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 [Intentionally Omitted].

Section 13.02 Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing, in the English language, and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, overnight air courier or electronic mail (in pdf format), to the others’ address:

If to the Company, the Parent Guarantor, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCP Holdings Limited, SCIP Holdings Limited, SCP One Limited and/or SCP Two Limited:

Jayla Place, Wickhams Cay I

Road Town, Tortola

British Virgin Islands

With a copy to:

Studio City (HK) Limited

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Facsimile No.:    +852 2537 3618

Attention:    Company Secretary

If to Studio City Services Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and/or Studio City Developments Limited:

Rua de Évora, nos 199-207

Edifício Flower City

1° andar, A1, Taipa

Macau

With a copy to:

Studio City (HK) Limited

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Facsimile No.:    +852 2537 3618

Attention:    Company Secretary

With a copy to:

Ashurst Hong Kong

11/F Jardine House

1 Connaught Place

Central, Hong Kong

Facsimile No.:    +852 2868 0898

Attention: Anna-Marie Slot

If to Studio City (HK) Two Limited:

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Facsimile No.: +852 2537 3618

Attention: Company Secretary

If to the Trustee, the Paying Agent, Registrar and Transfer Agent:

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, NY 10019

USA

Attn: Corporates Team - Studio City, Deal ID SF7236

Fax: 732-578-4635

If to the Intercreditor Agent:

DB Trustees (Hong Kong) Limited

60/F, International Commerce Centre

1 Austin Road West, Kowloon

HONG KONG

Attn: The Directors

Facsimile: (852) 2203 7320

Email:loanagency.hkcsg@list.db.com

If to the Security Agent:

For loan administration matters:

Address:         18/F, ICBC Tower, Macau Landmark 555 Avenida da Amizade Macau

Attention:       Linda Chan / Selene Ren / Ice Chen

Telephone:     +853 8398 2452 / 8398 2499 / 8398 2446

Fax:                +853 2858 4496

For credit matters:

Address:         11/F, ICBC Tower, Macau Landmark 555 Avenida da Amizade Macau

Attention:       Nicolas U / Cat Tang / Gisele Wai

Telephone:     +853 8398 2655 / 8398 2108 / 8398 2553

Fax:                +853 8398 2160

The Company, any Guarantor, the Trustee, the Security Agent, the Intercreditor Agent and any Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be electronically delivered mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. All notices to the Holders (while any Notes are represented by one or more Global Notes) shall be delivered to the Depositary in accordance with its procedures, for communication to entitled account Holders, and any obligation to give notice to the Holders will be discharged upon delivery of such notice to the Depositary.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or delivers a notice or communication to Holders, it will mail or deliver a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee, the Security Agent, the Intercreditor Agent and each Agent in this Indenture will bind their respective successors. All agreements of each Guarantor in this Indenture will bind their respective successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and the Notes Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other Notes Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other Notes Document or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee or any Agent acts on any Executed Documentation sent by electronic transmission, the Trustee or such Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and each Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or any Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Applicable Law”), the Trustee, the Security Agent, the Intercreditor Agent, and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee, the Security Agent, the Intercreditor Agent and Agents. Accordingly, each of the parties agree to provide to the Trustee, the Security Agent, the Intercreditor Agent and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Security Agent, the Intercreditor Agent and Agents to comply with Applicable Law.

Section 13.15 Submission to Jurisdiction; Waiver of Jury Trial.

THE COMPANY AND EACH GUARANTOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, THE NOTES AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY AND EACH GUARANTOR IRREVOCABLY APPOINTS LAW DEBENTURE CORPORATE SERVICES INC., 4TH FLOOR, 400 MADISON AVENUE, NEW YORK, NEW YORK, 10017, AS ITS AUTHORIZED AGENT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT, AND WRITTEN NOTICE OF SAID SERVICE TO THE COMPANY BY THE PERSON SERVING THE SAME TO THE ADDRESS PROVIDED IN SECTION 13.02, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR ANY GUARANTOR, AS THE CASE MAY BE, IN ANY SUCH SUIT OR PROCEEDING. THE COMPANY AND EACH GUARANTOR FURTHER AGREES TO TAKE ANY AND ALL ACTION AS MAY BE NECESSARY TO MAINTAIN SUCH DESIGNATION AND APPOINTMENT OF SUCH AGENT IN FULL FORCE AND EFFECT FOR SO LONG AS THE NOTES ARE OUTSTANDING FROM THE DATE OF THIS INDENTURE.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 13.15 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS INDENTURE. IN THE EVENT OF LITIGATION, THIS INDENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

ARTICLE 14

INTERCREDITOR ARRANGEMENTS

Section 14.01 Intercreditor Agreement.

On the Issue Date, the Trustee, the Security Agent and the Intercreditor Agent will enter into an accession deed to the Intercreditor Agreement pursuant to which the Trustee will accede to the Intercreditor Agreement. This Indenture is entered into with the benefit of, and subject to the terms of, the Intercreditor Agreement and each Holder, by accepting a Note, shall be deemed to have agreed to, and accepted the terms and conditions of, the Intercreditor Agreement. The rights and benefits of the Holders, the Trustee, the Security Agent and the Intercreditor Agent (on their own behalf and on behalf of the Holders (as applicable)) are subject to the terms of the Intercreditor Agreement. To the extent any provision of the Intercreditor Agreement conflicts with the express provisions of this Indenture, the provisions of the Intercreditor Agreement shall govern and be controlling.

Section 14.02 Additional Intercreditor Agreement.

(a) At the request of the Company, at the time of, or prior to, the Incurrence of any Indebtedness that is permitted to share the Collateral or that is otherwise permitted to be incurred under this Indenture, the Company, the relevant Guarantors, the Trustee, the Security Agent and the Intercreditor Agent will (without the consent of Holders), to the extent authorized and permitted under the Intercreditor Agreement, enter into an Additional Intercreditor Agreement; provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee, the Security Agent or the Intercreditor Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee, the Security Agent or the Intercreditor Agent under this Indenture or the Intercreditor Agreement.

(b) At the written direction of the Company and without the consent of the Holders, the Trustee, the Security Agent and the Intercreditor Agent, to the extent authorized and permitted under the Intercreditor Agreement, shall upon the written direction of the Company from time to time enter into one or more Additional Intercreditor Agreements to: (1) cure any ambiguity, omission, defect or inconsistency therein; (2) increase the amount of Indebtedness permitted to be incurred or issued under this Indenture of the types covered thereby that may be incurred by the Company or any Guarantors that is subject thereto (including the addition of provisions relating to new Indebtedness); (3) add Guarantors thereto; (4) further secure the Notes (including any Additional Notes); or (5) make any other such change thereto that does not adversely affect the rights of holders of the Notes in any material respect; provided that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee, the Security Agent or the Intercreditor Agent or adversely affect the rights, duties, liabilities or immunities of the Trustee, the Security Agent or the Intercreditor Agent under this Indenture or the Intercreditor Agreement.

(c) Each Holder, by accepting a Note, will be deemed to have agreed to and accepted the terms and conditions of each Intercreditor Agreement and Additional Intercreditor Agreement, to have authorized the Trustee, Intercreditor Agent and the Security Agent to become a party to any such Intercreditor Agreement, Additional Intercreditor Agreement, or accession or amendment to the Intercreditor Agreement and the Trustee, the Intercreditor Agent or the Security Agent will not be required to seek the consent of any Holders to perform their respective obligations under and in accordance with this Section 14.02.

(d) For the avoidance of doubt, the Intercreditor Agent will, subject to being indemnified or secured in accordance with this Indenture, take action or refrain from taking action in connection with this Indenture only as directed by the Trustee and subject to the Intercreditor Agreement.

[Signatures on following page]

SIGNATURES

Dated as of February 16, 2022

STUDIO CITY COMPANY LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY INVESTMENTS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS THREE LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOLDINGS FOUR LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE - INDENTURE]

STUDIO CITY ENTERTAINMENT LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

STUDIO CITY HOTELS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

SCP HOLDINGS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

SCP ONE LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE - INDENTURE]

STUDIO CITY ENTERTAINMENT LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

STUDIO CITY HOTELS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

SCP HOLDINGS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:	/s/ Inês Nolasco Antunes
Name: Inês Nolasco Antunes
Title: Authorized Signatory

SCP ONE LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE - INDENTURE]

SCP TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY DEVELOPMENTS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

SCIP HOLDINGS LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY RETAIL SERVICES LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

STUDIO CITY (HK) TWO LIMITED

By:	/s/ Kevin Richard Benning
Name: Kevin Richard Benning
Title: Authorized Signatory

[SIGNATURE PAGE - INDENTURE]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Registrar and Transfer Agent

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

[SIGNATURE PAGE - INDENTURE]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: ISIN: COMMON CODE:
7.00% Senior Secured Notes due 2027
No. __
STUDIO CITY COMPANY LIMITED

Promises to pay to Cede & Co. or its registered assigns, the principal sum of __________ [NUMBER IN WORDS] on February 15, 2027.

Interest Payment Dates: February 15 and August 15

Record Dates: January 31 and July 31

Dated: _______________, 20__

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.

Dated: _______________, 20__

STUDIO CITY COMPANY LIMITED, as Company

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: _______________, 20__

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authentication Agent for the Trustee

By:
Name:
Title:

[Back of Note]

STUDIO CITY COMPANY LIMITED

7.00% Senior Secured Notes due 2027

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Studio City Company Limited, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), promises to pay interest on the principal amount of this Note at 7.00% per annum from ________________, 20__ until maturity. The Company will pay interest and Additional Amounts, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on the January 31 or July 31 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, and Additional Amounts, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes and all other Notes, the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent, and shall so notify the Trustee and each Paying Agent thereof. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Transfer Agent. The Company may change any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Parent Guarantor or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE, SECURITY DOCUMENTS AND INTERCREDITOR AGREEMENT. The Company issued the Notes under an Indenture dated as of February 16, 2022 (the “Indenture”) among the Company, each Guarantor, the Trustee, the Paying Agent, the Registrar and other persons from time to time party thereto. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured pursuant to the terms of the Indenture and the Security Documents referred to in the Indenture and subject to the terms of the Intercreditor Agreement referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraphs (b), (c), (d) and (e) of this Paragraph (5), the Company will not have the option to redeem the Notes prior to February 15, 2024. On or after February 15, 2024, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Redemption Price
Twelve-month period on or after February 15, 2024	103.500%
Twelve-month period on or after February 15, 2025	101.750%
On or after February 15, 2026	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph (5), at any time prior to February 15, 2024, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 107.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the rights of the Holders on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by Parent Guarantor, the Company and their respective Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 45 days of the date of the closing of such Equity Offering.

(c) At any time prior to February 15, 2024, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(d) In connection with any tender offer or other offer (including a Change of Control Offer, an Asset Sale Offer or a Compliance Sale Offer) to purchase for all of the Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer or other offer and the Company, or any third party making such tender offer or other offer in lieu of the Company, purchases all of such Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of such Notes will be deemed to have consented to such tender or other offer and, accordingly, the Company or such third party will have the right upon not less than 10 days and no more than 60 days’ prior written notice, given not more than 30 days following the expiration date of such tender offer or other offer, to Holders of the Notes following such purchase date, to redeem all, but not some, Notes that remain outstanding following such purchase at a price equal to the price paid (excluding any early tender premium or similar payment) to each other Holder in such tender offer or other offer, plus, to the extent not included in the tender offer payment or other offer, accrued and unpaid interest, if any, notes so redeemed, to, but excluding such redemption date.

(e) Any redemption set forth in subparagraphs (a), (b), (c) and (d) of this Paragraph (5) may, at the discretion of the Company, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, at the Company’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant notice of redemption was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations under the Indenture with respect to such redemption may be performed by another Person.

(f) The Notes may also be redeemed in the circumstances described in Sections 3.10 and 3.11 of the Indenture.

(g) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER. The Notes may be subject to a Change of Control Offer, Special Put Option, an Asset Sale Offer or a Compliance Sale Offer, as further described in Sections 3.09, 3.12, 3.13, 4.10, 4.11 and 4.16 of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than US$200,000 may be redeemed in part but only in integral multiples of US$1,000 provided that the unredeemed part has a minimum denomination of US$200,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar, the Transfer Agent and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may be amended as set forth in the Indenture.

(12) DEFAULTS AND REMEDIES. The events listed in Section 6.01 of the Indenture shall constitute “Events of Default” for the purpose of this Note.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Studio City Company Limited

Jayla Place, Wickhams Cay I

Road Town, Tortola

British Virgin Islands

Attention: Company Secretary

With a copy to:

Studio City (HK) Limited

38th Floor, The Centrium

60 Wyndham Street

Central, Hong Kong

Facsimile No.: +852 2537 3618

Attention: Company Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your
Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Sections 3.12, 4.10, 4.11 or 4.16 of the Indenture, check the appropriate box below:

☐ Section 3.12	☐ Section 4.10	☐ Section 4.11	☐ Section 4.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.12, Section 4.10, Section 4.11or Section 4.16 of the Indenture, state the amount you elect to have purchased:

US$_______________

Date: _______________

Your
Signature:_________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Company address block]

[Registrar address block]

Re: 7.00% Senior Secured Notes due 2027 of Studio City Company Limited

Reference is hereby made to the Indenture, dated as of February 16, 2022 (the “Indenture”), among Studio City Company Limited, as issuer (the “Company”), each Guarantor and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Company address block]

[Registrar address block]

Re: 7.00% Senior Secured Notes due 2027 of Studio City Company Limited

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of February 16, 2022 (the “Indenture”), among Studio City Company Limited, as issuer (the “Company”), each Guarantor and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of _________, among [name of New Guarantor[s]] (the “New Guarantor”), Studio City Company Limited, a BVI business company with limited liability incorporated under the laws of British Virgin Islands (the “Company”) and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS the Company, the Trustee and each of the parties described above are parties to an Indenture, dated as of February 16, 2022, as amended (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 7.00% Senior Secured Notes due 2027;

WHEREAS, pursuant to Section 9.03 of the Indenture, each New Guarantor is required to execute a supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article 11 of the Indenture, [each][the] New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Guarantors, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). [Each][The] New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such New Guarantor and that such New Guarantor[s] will remain bound under Article 11 of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.

The Guaranteed Obligations of [each][the] New Guarantor to the Holders of Notes and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

[Relevant limitations imposed by local law analogous to Section 11.02 of the Indenture to be inserted, if and as applicable].

3. Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that [the][each] New Guarantor and each Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.08 of the Indenture and upon any defeasance of the Notes in accordance with Article 8 of the Indenture.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF NEW GUARANTOR], as New Guarantor,

By:
Name:
Title:

STUDIO CITY COMPANY LIMITED, as Company

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE FOR SECURITY AGENT AND INTERCREDITOR AGENT

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 16, 2022, is made by Studio City Company Limited (the “Company”), Industrial and Commercial Bank of China (Macau) Limited, as the Security Agent (the “Security Agent”), DB Trustees (Hong Kong) Limited, as the Intercreditor Agent (the “Intercreditor Agent”) and Deutsche Bank Trust Company Americas, as the Trustee (“Trustee”), under the Indenture referred to below.

WHEREAS, the Company has heretofore executed and delivered one or more global notes (each a “Global Note”), dated as of February 16, 2022 providing for the issuance of an initial aggregate principal amount of US$350,000,000 of 7.00% Senior Secured Notes due 2027, pursuant to the terms of the Indenture dated as February 16, 2022 among the Company, the Parent Guarantor and the Trustee, among others (the “Indenture”).

WHEREAS, the Indenture provides that under certain circumstances each of the Security Agent and the Intercreditor Agent shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Security Agent shall accede to the Indenture, as security agent, and the Intercreditor Agent shall accede to the Indenture, as intercreditor agent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Security Agent, the Intercreditor Agent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used in this Supplemental Indenture and not otherwise defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

2. AGREEMENT TO ACCEDE. Each of the Security Agent and the Intercreditor Agent hereby agrees to accede, as security agent and intercreditor agent, respectively, to the Indenture on the terms and conditions set forth in this Supplemental Indenture and the Indenture. In particular connection with such accession, each of the Security Agent and the Intercreditor Agent agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture that are applicable to the Security Agent or the Intercreditor Agent, as applicable and (b) to perform in accordance with its terms of the Indenture, all the terms of the Indenture required to be performed by the Security Agent or the Intercreditor Agent, as applicable.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

E-1

7. RATIFICATION OF INDENTURE; ACCESSION AGREEMENT PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

8. SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors.

(Signature page to follow)

E-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to the Indenture be duly executed and attested, as of the date first above written.

STUDIO CITY COMPANY LIMITED, as Company

By:
Name:
Title:

STUDIO CITY INVESTMENTS LIMITED

By:
Name:
Title:

STUDIO CITY HOLDINGS TWO LIMITED

By:
Name:
Title:

STUDIO CITY HOLDINGS THREE LIMITED

By:
Name:
Title:

STUDIO CITY HOLDINGS FOUR LIMITED

By:
Name:
Title:

STUDIO CITY ENTERTAINMENT LIMITED

By: ________________________________________
Name:
Title:

STUDIO CITY SERVICES LIMITED

By: ________________________________________
Name:
Title:

STUDIO CITY HOTELS LIMITED

By: ________________________________________
Name:
Title:

SCP HOLDINGS LIMITED

By: ________________________________________
Name:
Title:

SCIP HOLDINGS LIMITED

By: ________________________________________
Name:
Title:

STUDIO CITY HOSPITALITY AND SERVICES LIMITED

By:
Name:
Title:

SCP ONE LIMITED

By:
Name:
Title:

SCP TWO LIMITED

By:
Name:
Title:

STUDIO CITY DEVELOPMENTS LIMITED

By:
Name:
Title:

STUDIO CITY RETAIL SERVICES LIMITED

By:
Name:
Title:

STUDIO CITY (HK) TWO LIMITED

By:
Name:
Title:

INDUSTRIAL AND COMMERCIAL BANK OF
CHINA (MACAU) LIMITED, as Security Agent,

By:
Name:
Title:

DB TRUSTEES (HONG KONG) LIMITED, as
Intercreditor Agent

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

Reference is hereby made to the Indenture, dated as of February 16, 2022, (as amended and supplemented by the applicable Supplemental Indenture and as may be further amended or supplemented from time to time, the “Indenture”), entered between, among others, Studio City Company Limited, as the issuer, Studio City Investments Limited (the “Parent Guarantor”) and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

[I][We], [______________], [Chief Financial Officer][the members of the Board of Directors] of the Parent Guarantor, solely in [my][our] capacity as [Chief Financial Officer][the members of the Board of Directors] of the Parent Guarantor and not in an individual capacity, do hereby confirm pursuant to Section 4.23(b)(2) of the Indenture, __________ (the “Grantor”) will be Solvent after giving effect to the transaction related to the [amendment, extension, renewal, restatement, supplement, modification, release or replacement] of the [Security Document]. As used in this paragraph, the term “Solvent” means (i) either (a) the present fair market value (or present fair saleable value) of the assets of the Grantor is not less than the total amount required to pay the liabilities of the Grantor on its total existing debts and liabilities (including contingent liabilities that would need to be reflected as liabilities on the balance sheet pursuant to applicable accounting rules) as they become absolute and matured each as calculated in accordance applicable accounting rules relating to the Grantor, or (b) the value of the assets of the Parent Guarantor and its Subsidiaries (on a consolidated basis) is not less than the liabilities of the Parent Guarantor and its Subsidiaries (on a consolidated basis); and (ii) the Grantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business.

[Signature Page Follows]

F-1

By:
Name:

Title: [Chief Financial Officer][The members of the Board of Directors] of the Parent Guarantor

F-2

EXHIBIT G

SECURITY DOCUMENTS

Part A Offshore Confirmatory Security

1.	A third composite deed of confirmatory security to be entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited and SCP Holdings Limited with respect to:

(a)

the charge over all present and future shares of the Issuer held by the Parent, granted by the Parent dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the charge over all present and future shares of Studio City Holdings Two Limited held by the Issuer, granted by the Issuer dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(c)

the charge over all present and future shares in Studio City Holdings Three Limited held by Studio City Holdings Two Limited, granted by Studio City Holdings Two Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(d)

the charge over all present and future shares in Studio City Holdings Four Limited held by Studio City Holdings Two Limited, granted by Studio City Holdings Two Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(e)

the charge over all present and future shares in SCP Holdings Limited held by Studio City Holdings Two Limited, granted by Studio City Holdings Two Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(f)

the charge over all present and future shares in SCIP Holdings Limited held by Studio City Holdings Two Limited, granted by Studio City Holdings Two Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(g)

the charge over all present and future shares in SCP One Limited held by SCP Holdings Limited, granted by SCP Holdings Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(h)

the charge over all present and future shares in SCP Two Limited held by SCP Holdings Limited, granted by SCP Holdings Limited dated 26 November 2013 (as amended by a composite deed of confirmatory security dated 1 December 2016, as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(i)

the composite deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited and SCP Holdings Limited dated 1 December 2016 (as amended by a second composite deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(j)

the second composite deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited and SCP Holdings Limited dated 15 March 2021 (as amended, novated, supplemented, extended, replaced or restated from time to time).

2.

A third deed of confirmatory security to be entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited, Studio City Developments Limited and SCIP Holdings Limited, with respect to:

(a)

the debenture entered into (amongst others) by the Issuer, the Parent, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited, Studio City Developments Limited and SCIP Holdings Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016, as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited, Studio City Developments Limited and SCIP Holdings Limited dated 1 December 2016 (as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(c)

the second deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited, Studio City Developments Limited and SCIP Holdings Limited dated 15 March 2021 (as amended, novated, supplemented, extended, replaced or restated from time to time).

3.	A third deed of confirmatory security to be entered into by SCH5 and the Common Security Agent with respect to:

(a)

the debenture entered into by SCH5 and the Common Security Agent as security agent dated 18 September 2015 (as amended by a deed of confirmatory security dated 1 December 2016, as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the deed of confirmatory security entered into by SCH5 and the Common Security Agent dated 1 December 2016 (as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(c)	the second deed of confirmatory security entered into by SCH5 and the Common Security Agent dated 15 March 2021 (as amended, novated, supplemented, extended, replaced or restated from time to time).

4.

A third composite account charge deed of confirmatory security to be entered into (among others) by the Issuer, the Parent, Studio City Developments Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and SCIP Holdings Limited with respect to:

(a)

the charge over certain accounts of the Issuer held in the Hong Kong SAR, granted by the Issuer dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the charge over certain accounts of the Parent held in the Hong Kong SAR, granted by the Parent dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(c)

the charge over certain accounts of Studio City Developments Limited held in the Hong Kong SAR, granted by Studio City Developments Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(d)

the charge over certain accounts of Studio City Entertainment Limited held in the Hong Kong SAR, granted by Studio City Entertainment Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(e)

the charge over certain accounts of Studio City Hotels Limited held in the Hong Kong SAR, granted by Studio City Hotels Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(f)

the charge over certain accounts of Studio City Services Limited held in the Hong Kong SAR, granted by Studio City Services Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(g)

the charge over certain accounts of Studio City Hospitality and Services Limited held in the Hong Kong SAR, granted by Studio City Hospitality and Services Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(h)

the charge over certain accounts of Studio City Retail Services Limited held in the Hong Kong SAR, granted by Studio City Retail Services Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(i)

the charge over certain accounts of SCIP Holdings Limited held in the Hong Kong SAR, granted by SCIP Holdings Limited dated 26 November 2013 (as amended by a composite account charge deed of confirmatory security dated 1 December 2016, as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(j)

the composite account charge deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Developments Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and SCIP Holdings Limited dated 1 December 2016 (as amended by a second composite account charge deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(k)

the second composite account charge deed of confirmatory security entered into (among others) by the Issuer, the Parent, Studio City Developments Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited and SCIP Holdings Limited dated 15 March 2021 (as amended, novated, supplemented, extended, replaced or restated from time to time).

5.

A third deed of confirmatory security to be entered into (among others) by Studio City Hospitality and Services Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Developments Limited, Studio City Retail Services Limited and Studio City Services Limited with respect to:

(a)

the charge over all present and future shares in SCHK2 held by Studio City Hospitality and Services Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Developments Limited and Studio City Retail Services Limited dated 30 July 2018 (as amended and restated by a deed of confirmatory security dated 1 February 2019, as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the deed of confirmatory security entered into (among others) by Studio City Hospitality and Services Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Developments Limited, Studio City Retail Services Limited and Studio City Services Limited dated 1 February 2019 (as amended by a second deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(c)

the second deed of confirmatory security entered into (among others) by Studio City Hospitality and Services Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Developments Limited, Studio City Retail Services Limited and Studio City Services Limited dated 15 March 2021.

6.	A second deed of confirmatory security to be entered into by SCHK2 and the Common Security Agent with respect to:

(a)

the debenture entered into by SCHK2 and the Common Security Agent dated 30 July 2018 (as amended by a deed of confirmatory security dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(b)	the deed of confirmatory security to be entered into by SCHK2 and the Common Security Agent dated 15 March 2021 (as amended, novated, supplemented, extended, replaced or restated from time to time).

Part B Confirmations for Onshore Security

1.

A third composite confirmation to be entered into (among others) by Studio City Company Limited, Studio City Investments Limited, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Holdings Five Limited, Studio City Entertainment Limited, Studio City Hotels Limited, Studio City Services Limited, SCP Holdings Limited, SCP One Limited, SCP Two Limited, Studio City Hospitality and Services Limited, Studio City Retail Services Limited, Studio City Developments Limited and SCIP Holdings Limited with respect to the following Macau law security documents:

(a)

the mortgage granted by Studio City Developments Limited over its rights under the Amended Land Concession dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the power of attorney granted by Studio City Developments Limited dated 26 November 2013 supplementing the mortgage over its rights under the Amended Land Concession (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(c)

the promissory note issued by Studio City Company Limited dated 26 November 2013 and endorsed by Studio City Investments Limited, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Services Limited, Studio City Hotels Limited, SCP Holdings Limited, Studio City Hospitality and Services Limited, SCP One Limited, SCP Two Limited, Studio City Developments Limited, Studio City Retail Services Limited and SCIP Holdings Limited (the “Livrança”) (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(d)

the covering letter dated 26 November 2013 in relation to the Livrança from Studio City Company Limited and acknowledged by Studio City Investments Limited, Studio City Holdings Two Limited, Studio City Holdings Three Limited, Studio City Holdings Four Limited, Studio City Entertainment Limited, Studio City Services Limited, Studio City Hotels Limited, SCP Holdings Limited, Studio City Hospitality and Services Limited, SCP One Limited, SCP Two Limited, Studio City Developments Limited, Studio City Retail Services Limited and SCIP Holdings Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(e)

the pledge over all present and future shares of Studio City Entertainment Limited held by Studio City Holdings Three Limited and Studio City Holdings Four Limited granted by Studio City Holdings Three Limited and Studio City Holdings Four Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(f)

the power of attorney granted by Studio City Holdings Three Limited dated 18 September 2015 regarding all its present and future shares in Studio City Entertainment Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(g)

the power of attorney granted by Studio City Holdings Four Limited dated 18 September 2015 regarding all its present and future shares in Studio City Entertainment Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(h)

the pledge over the share in Studio City Entertainment Limited held by Studio City Holdings Five Limited granted by Studio City Holdings Five Limited dated 18 September 2015 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(i)

the power of attorney granted by Studio City Holdings Five Limited dated 18 September 2015 regarding the share held in Studio City Entertainment Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(j)

the pledge over all present and future shares in Studio City Hotels Limited held by Studio City Holdings Three Limited and Studio City Holdings Four Limited, granted by Studio City Holdings Three Limited and Studio City Holdings Four Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(k)

the power of attorney granted by Studio City Holdings Three Limited dated 18 September 2015 regarding all its present and future shares in Studio City Hotels Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(l)

the power of attorney granted by Studio City Holdings Four Limited dated 18 September 2015 regarding all its present and future shares in Studio City Hotels Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(m)

the pledge over the share in Studio City Hotels Limited held by Studio City Holdings Five Limited, granted by Studio City Holdings Five Limited dated 18 September 2015 (as amended by a deed of confirmatory security dated 1 December 2016, and a second composite confirmation agreement dated 15 March 2021 and as amended, novated, supplemented, extended, replaced or restated from time to time);

(n)

the power of attorney granted by Studio City Holdings Five Limited dated 18 September 2015 regarding the share held in Studio City Hotels Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(o)

the pledge over all present and future shares in Studio City Developments Limited held by SCP Holdings Limited, SCP One Limited and SCP Two Limited, granted by SCP Holdings Limited, SCP One Limited and SCP Two Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(p)

the power of attorney granted by SCP Holdings Limited dated 18 September 2015 regarding all its present and future shares in Studio City Developments Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(q)

the power of attorney granted by SCP One Limited dated 18 September 2015 regarding all its present and future shares in Studio City Developments Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(r)

the power of attorney granted by SCP Two Limited dated 18 September 2015 regarding all its present and future shares in Studio City Developments Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(s)

the pledge over the share in Studio City Developments Limited held by Studio City Holdings Five Limited, granted by Studio City Holdings Five Limited dated 18 September 2015 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(t)

the power of attorney granted by Studio City Holdings Five Limited dated 18 September 2015 regarding the share held in Studio City Developments Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(u)

the pledge over all present and future shares in Studio City Retail Services Limited held by Studio City Services Limited and Studio City Hospitality and Services Limited, granted by Studio City Services Limited and Studio City Hospitality and Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(v)

the pledge over all present and future shares in Studio City Hospitality and Services Limited held by Studio City Services Limited, granted by Studio City Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(w)

the pledge over all present and future shares of Studio City Services Limited held by Studio City Company Limited and Studio City Holdings Two Limited, granted by Studio City Company Limited and Studio City Holdings Two Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(x)

the power of attorney granted by Studio City Holdings Five Limited dated 18 September 2015 to terminate certain preference right agreements pursuant to which Studio City Holdings Five Limited was given preference in the acquisition of certain shares and the assignment of the interest in the Amended Land Concession (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(y)

the floating charge over substantially all assets of Studio City Developments Limited, granted by Studio City Developments Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(z)

the floating charge over substantially all assets of Studio City Entertainment Limited, granted by Studio City Entertainment Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(aa)

the floating charge over substantially all assets of Studio City Services Limited, granted by Studio City Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(bb)

the floating charge over substantially all assets of Studio City Hospitality and Services Limited, granted by Studio City Hospitality and Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(cc)

the floating charge over substantially all assets of Studio City Hotels Limited, granted by Studio City Hotels Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(dd)

the floating charge over substantially all assets of Studio City Retail Services Limited, granted by Studio City Retail Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(ee)

the pledge over certain onshore accounts of Studio City Company Limited held in the Macau SAR, granted by Studio City Company Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(ff)

the pledge over certain onshore accounts of Studio City Developments Limited held in the Macau SAR, granted by Studio City Developments Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(gg)

the pledge over certain onshore accounts of Studio City Entertainment Limited held in the Macau SAR, granted by Studio City Entertainment Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(hh)

the pledge over certain onshore accounts of Studio City Hotels Limited held in the Macau SAR, granted by Studio City Hotels Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(ii)

the pledge over certain onshore accounts of Studio City Services Limited held in the Macau SAR, granted by Studio City Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(jj)

the pledge over certain onshore accounts of Studio City Hospitality and Services Limited held in the Macau SAR, granted by Studio City Hospitality and Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(kk)

the pledge over certain onshore accounts of Studio City Retail Services Limited held in the Macau SAR, granted by Studio City Retail Services Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(ll)

the pledge over certain onshore accounts of SCIP Holdings Limited held in the Macau SAR, granted by SCIP Holdings Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(mm)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Developments Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(nn)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Entertainment Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(oo)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Hotels Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(pp)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Services Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(qq)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Hospitality and Services Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(rr)

the assignment of certain leases and rights to use agreements dated 26 November 2013 and entered into by (among others) Studio City Retail Services Limited (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time).

2.

A third composite confirmation to be entered into (among others) by Melco Resorts (Macau) Limited, Studio City Developments Limited, Studio City Hotels Limited, Studio City Company Limited, Studio City Holdings Five Limited and Studio City Entertainment Limited with respect to the following Macau law security documents:

(a)

the assignment of the Services and Right to Use Agreement granted by Studio City Entertainment Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time);

(b)

the assignment of the Reimbursement Agreement granted by Studio City Entertainment Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time); and

(c)

the direct agreement in relation to (i) the Services and Right to Use Agreement; and (ii) the Reimbursement Agreement, granted by Studio City Company Limited, Studio City Entertainment Limited, Studio City Developments Limited, Studio City Hotels Limited, Melco Resorts (Macau) Limited and Studio City Holdings Five Limited dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time).

3.

A third confirmation to be entered into (among others) by Melco Resorts (Macau) Limited and Studio City Entertainment Limited with respect to the pledge over accounts granted by Melco Resorts (Macau) Limited and Studio City Entertainment Limited, over (i) accounts of Melco Resorts (Macau) Limited in respect of the Service and Right to Use Agreement and (ii) the Trust Account (as defined in the Service and Right to Use Agreement) dated 26 November 2013 (as amended by a deed of confirmatory security dated 1 December 2016 and by a second composite confirmation agreement dated 15 March 2021, and as amended, novated, supplemented, extended, replaced or restated from time to time).